                                                                   Exhibit 17(B)


                                                         LOGO EXCELSIOR
                                                              FUNDS INC.
Excelsior Equity Funds

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73 Tremont Street                For initial purchase information, current
Boston, MA 02108-3913            prices, performance information and existing
                                 account information, call (800) 446-1012.
                                 (From overseas, call (617) 557-8280.)

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This Prospectus describes five separate portfolios offered to investors by Ex-
celsior Funds, Inc. ("Excelsior Fund"), an open-end, management investment company. Each portfolio (individually, a "Fund" and collectively, the "Funds") has its own investment objective and policies as follows:

 BLENDED EQUITY FUND seeks long-term capital appreciation by investing in com-panies believed by the Investment Adviser to represent good long-term values not currently recognized in the market prices of their securities.

 INCOME AND GROWTH FUND seeks moderate current income with capital apprecia-tion as a secondary goal by investing in common stock, preferred stock and se-curities convertible into common stock.

 VALUE AND RESTRUCTURING FUND seeks long-term capital appreciation by invest-ing in companies which the Investment Adviser believes will benefit from their restructuring or redeployment of assets and operations in order to become more competitive or profitable.

 SMALL CAP FUND seeks long-term capital appreciation by investing primarily in companies with capitalization of $1 billion or less.

 LARGE CAP GROWTH FUND seeks superior, risk-adjusted total return by investing in larger companies whose growth prospects, in the opinion of the Investment Adviser, appear to exceed that of the overall market.

 Each of the Funds is sponsored and distributed by Edgewood Services, Inc. and advised by United States Trust Company of New York and U.S. Trust Company of Connecticut (collectively, the "Investment Adviser" or "U.S. Trust").

 This Prospectus sets forth concisely the information about the Funds that a prospective investor should consider before investing. Investors should read this Prospectus and retain it for future reference. A Statement of Additional Information dated August 1, 1998 and containing additional information about the Funds has been filed with the Securities and Exchange Commission. The cur-rent Statement of Additional Information is available to investors without charge by writing to Excelsior Fund at its address shown above or by calling
(800) 446-1012. The Statement of Additional Information, as it may be supple-mented from time to time, is incorporated by reference in its entirety into this Prospectus. The Securities and Exchange Commission maintains a World Wide Web site (http://www.sec.gov) that contains the Statement of Additional Infor-mation and other information regarding Excelsior Fund.

SHARES IN THE FUNDS ("SHARES") ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARAN-TEED OR ENDORSED BY, U.S. TRUST, ITS PARENT OR AFFILIATES AND THE SHARES ARE NOT FEDERALLY INSURED BY, GUARANTEED BY, OBLIGATIONS OF OR OTHERWISE SUPPORTED BY THE U.S. GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER GOVERNMENTAL AGENCY.

AN INVESTMENT IN THE FUNDS INVOLVES INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL AMOUNT INVESTED.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE AC-CURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              August 1, 1998

                              PROSPECTUS SUMMARY

  EXCELSIOR FUNDS, INC. is an investment company offering various investment portfolios with differing objectives and policies. Founded in 1984, Excelsior Fund currently offers 18 Funds with combined assets of approximately $4 bil-lion. See "Description of Capital Stock."

  INVESTMENT ADVISER: United States Trust Company of New York and U.S. Trust Company of Connecticut (collectively, "U.S. Trust" or the "Investment Advis-er") serve as the Funds' investment adviser. U.S. Trust offers a variety of specialized financial and fiduciary services to high-net worth individuals, institutions and corporations. Excelsior Fund offers investors access to U.S. Trust's services. See "Management of the Funds--Investment Adviser."

  INVESTMENT OBJECTIVES AND POLICIES: Generally, each Fund is a diversified investment portfolio which invests in equity securities. The Income and Growth Fund also may invest significantly in bonds. The Funds' investment objectives and policies are summarized on the cover and explained in greater detail later in this Prospectus. See "Investment Objectives and Policies," "Portfolio In-struments and Other Investment Information" and "Investment Limitations."

  HOW TO INVEST: The Funds' Shares are offered at their net asset value. Ex-celsior Fund does not impose a sales load on purchases of Shares. See "How to Purchase and Redeem Shares."

  The minimum to start an account is $500 per Fund, with a minimum of $50 per Fund for subsequent investments. The easiest way to invest is to complete the account application which accompanies this Prospectus and to send it with a check to the address noted on the application. Investors may also invest by wire and through investment dealers or institutional investors with appropri-ate sales agreements with Excelsior Fund. See "How to Purchase and Redeem Shares."

  HOW TO REDEEM: Redemptions may be requested directly from Excelsior Fund by mail, wire or telephone. Investors investing through another institution should request redemptions through their Shareholder Organization. See "How to Purchase and Redeem Shares."

  INVESTMENT RISKS AND CHARACTERISTICS: Generally, each Fund is subject to market and industry risk. Market risk is the possibility that stock prices will decline over short or even extended periods. The stock markets tend to be cyclical, with periods of generally rising prices and periods of generally de-clining prices. These cycles will affect the values of each Fund. Because the Funds may invest in securities of foreign issuers, they are subject to the risks of fluctuations of the value of foreign currency relative to the U.S. dollar and other risks associated with such investments. Because the Income and Growth Fund also invests in bonds and other fixed-income securities, it will also be affected directly by fluctuations in interest rates and the credit markets. Investments in non-investment grade obligations may subject the Income and Growth Fund to increased risk of loss upon default. Such secu-rities are generally unsecured, are often subordinated debt and are often is-sued by entities with high levels of indebtedness and that are more sensitive to adverse economic conditions. Although each Fund generally seeks to invest for the long term, each Fund may engage in short-term trading of portfolio se-curities. A high rate of portfolio turnover may involve correspondingly greater transaction costs which must be borne directly by a Fund and ulti-mately by its shareholders. Investment in the Funds should not be considered a complete investment program. See "Investment Objectives and Policies."

                                EXPENSE SUMMARY

                           Blended              Value  and             Large Cap
                           Equity  Income and  Restructuring Small Cap  Growth
                            Fund   Growth Fund     Fund        Fund      Fund
                           ------- ----------- ------------- --------- ---------
SHAREHOLDER TRANSACTION
 EXPENSES
Front-End Sales Load.....    None      None        None        None       None
Sales Load on Reinvested
 Dividends...............    None      None        None        None       None
Deferred Sales Load......    None      None        None        None       None
Redemption Fees..........    None      None        None        None       None
Exchange Fees............    None      None        None        None       None
ANNUAL FUND OPERATING
 EXPENSES
 (as a percentage of
 average net assets)
Advisory Fees (after fee
 waivers)/1/.............    .68%      .67%        .56%        .53%       .68%
12b-1 Fees...............    None      None        None        None       None
Other Operating Expenses
 Administrative Servicing
  Fee/1/.................    .04%      .08%        .04%        .07%       .02%
 Other Expenses..........    .27%      .27%        .29%        .34%       .35%
                            -----     -----        ----        ----      -----
Total Operating Expenses
 (after fee waivers)/1/ .    .99%     1.02%        .89%        .94%      1.05%
                            =====     =====        ====        ====      =====

--------

1. The Investment Adviser and administrators may, from time to time, voluntar-ily waive part of their respective fees, which waivers may be terminated at any time. Until further notice, the Investment Adviser and/or administra-tors intend to voluntarily waive fees in an amount equal to the Administra-tive Servicing Fee; and to further waive fees and reimburse expenses to the extent necessary for Shares of the Value and Restructuring, Small Cap and Large Cap Growth Funds to maintain an annual expense ratio of not more than .99%, .99% and 1.05%, respectively. Without such fee waivers, "Advisory Fees" would be .75%, .75%, .60%, .60% and .75%, and "Total Operating Ex-penses" would be 1.06%, 1.10%, .93%, 1.01% and 1.12% for the Blended Equi-ty, Income and Growth, Value and Restructuring, Small Cap and Large Cap Growth Funds, respectively.

Example: You would pay the following expenses on a $1,000 investment, assuming
(1) 5% annual returns and (2) redemption of your investment at the end of the following periods:

                                                 1 Year 3 Years 5 Years 10 Years
                                                 ------ ------- ------- --------
Blended Equity Fund.............................  $10     $32     $55     $121
Income and Growth Fund..........................   10      32      56      125
Value and Restructuring Fund....................    9      28      49      110
Small Cap Fund..................................   10      30      52      115
Large Cap Growth Fund...........................   11      33      58      128

  The foregoing expense summary and example are intended to assist investors in understanding the costs and expenses that an investor in Shares of the Funds will bear directly or indirectly. The expense summary sets forth advi-sory and other expenses payable with respect to Shares of the Blended Equity, Income and Growth, Value and Restructuring and Small Cap Funds for the fiscal year ended March 31, 1998, and the estimated advisory and other expenses pay-able with respect to Shares of the Large Cap Growth Fund for the current fis-cal year. For more complete descriptions of the Funds' operating expenses, see "Management of the Funds" and "Description of Capital Stock" in this Prospec-tus and the financial statements and notes incorporated by reference in the Statement of Additional Information.

  THE FOREGOING EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES OR RATE OF RETURN. ACTUAL EXPENSES AND RATE OF RETURN MAY BE GREATER OR LOWER THAN THOSE SHOWN IN THE EXPENSE SUMMARY AND EXAMPLE.

                              FINANCIAL HIGHLIGHTS

  The following tables include selected data for a Share outstanding throughout each period and other performance information derived from the financial statements included in Excelsior Fund's Annual Report to Shareholders for the year ended March 31, 1998 (the "Financial Statements"). The information contained in the Financial Highlights for each period has been audited by Ernst & Young LLP, Excelsior Fund's independent auditors. The following tables should be read in conjunction with the Financial Statements and notes thereto. More information about the performance of each Fund is also contained in the Annual Report to Shareholders, which may be obtained from Excelsior Fund without charge by calling the number on the front cover of this Prospectus.

                              BLENDED EQUITY FUND
                          (formerly, the Equity Fund)

                                                     Year Ended March 31,
                          ------------------------------------------------------------------------------------
                           1998     1997     1996     1995     1994     1993     1992    1991    1990    1989
                          -------  -------  -------  -------  -------  -------  ------  ------  ------  ------
Net Asset Value,
 Beginning of Year......  $ 25.81  $ 24.43  $ 21.40  $ 19.17  $ 18.77  $ 16.28  $14.13  $13.87  $13.22  $11.32
                          -------  -------  -------  -------  -------  -------  ------  ------  ------  ------
Income From Investment
 Operations
 Net Investment Income..     0.16     0.18     0.12     0.07     0.05     0.08    0.13    0.28    0.34    0.19
 Net Gains or (Losses)
  on Securities (both
  realized and
  unrealized)...........    12.59     2.50     5.21     2.67     1.16     3.01    2.23    0.39    1.26    1.88
                          -------  -------  -------  -------  -------  -------  ------  ------  ------  ------
 Total From Investment
  Operations............    12.75     2.68     5.33     2.74     1.21     3.09    2.36    0.67    1.60    2.07
                          -------  -------  -------  -------  -------  -------  ------  ------  ------  ------
Less Distributions
 Dividends From Net
  Investment Income.....    (0.16)   (0.14)   (0.11)   (0.04)   (0.08)   (0.09)  (0.21)  (0.23)  (0.34)  (0.17)
 Distributions From Net
  Realized Gain on
  Investments and
  Options...............    (2.28)   (1.16)   (2.19)   (0.47)   (0.39)   (0.51)   0.00   (0.18)  (0.61)   0.00
 Distributions in Excess
  of Net Realized Gain
  on Investments and
  Options...............     0.00     0.00     0.00     0.00    (0.34)    0.00    0.00    0.00    0.00    0.00
                          -------  -------  -------  -------  -------  -------  ------  ------  ------  ------
 Total Distributions....    (2.44)   (1.30)   (2.30)   (0.51)   (0.81)   (0.60)  (0.21)  (0.41)  (0.95)  (0.17)
                          -------  -------  -------  -------  -------  -------  ------  ------  ------  ------
Net Asset Value, End of
 Year...................  $ 36.12  $ 25.81  $ 24.43  $ 21.40  $ 19.17  $ 18.77  $16.28  $14.13  $13.87  $13.22
                          =======  =======  =======  =======  =======  =======  ======  ======  ======  ======
Total Return ...........   50.82%   11.09%   26.45%   14.65%    6.54%   19.26%  16.87%   5.11%  11.98%  18.52%
Ratios/Supplemental Data
 Net Assets, End of
  Period (in millions)..  $594.91  $306.99  $188.57  $137.42  $122.26  $106.14  $71.62  $29.87  $25.98  $17.61
 Ratio of Net Operating
  Expenses to Average
  Net Assets............    0.99%    1.01%    1.05%    1.05%    1.14%    1.08%   1.15%   1.23%   1.22%   1.16%
 Ratio of Gross
  Operating Expenses to
  Average Net Assets/1/
  ......................    1.06%    1.06%    1.12%    1.08%    1.14%    1.08%   1.15%   1.23%   1.22%   1.16%
 Ratio of Net Investment
  Income to Average
  Net Assets............    0.55%    0.71%    0.55%    0.36%    0.25%    0.51%   0.87%   2.21%   2.45%   1.62%
 Portfolio Turnover
  Rate..................    28.0%    39.0%    27.0%    23.0%    17.0%    24.0%   20.0%   41.0%   53.0%   46.0%
 Average Commission Rate
  Paid/2/...............  $0.0420  $0.0663      N/A      N/A      N/A      N/A     N/A     N/A     N/A     N/A

--------
NOTES:


1. Expense ratios before waiver of fees and reimbursement of expenses (if any) by investment adviser and administrators.

2. Only required for fiscal years beginning on or after September 1, 1995.

                             INCOME AND GROWTH FUND

                                                      Year Ended March 31,
                          ---------------------------------------------------------------------------------------
                           1998     1997     1996     1995    1994    1993    1992    1991     1990    1989
                          -------  -------  -------  ------  ------  ------  ------  -------  ------  ------
Net Asset Value,
 Beginning of Year......  $ 15.25  $ 14.45  $ 11.82  $11.94  $11.45  $ 9.10  $ 8.36  $  8.84  $ 9.09  $ 8.12
                          -------  -------  -------  ------  ------  ------  ------  -------  ------  ------
Income From Investment
 Operations
 Net Investment Income..     0.36     0.33     0.39    0.38    0.31    0.27    0.30     0.29    0.40    0.28
 Net Gains or (Losses)
  on Securities (both
  realized and
  unrealized)...........     4.53     1.45     2.61    0.26    0.46    2.43    0.72    (0.43)   0.19    1.15
                          -------  -------  -------  ------  ------  ------  ------  -------  ------  ------
 Total From Investment
  Operations............     4.89     1.78     3.00    0.64    0.77    2.70    1.02    (0.14)   0.59    1.43
                          -------  -------  -------  ------  ------  ------  ------  -------  ------  ------
Less Distributions
 Dividends From Net
  Investment Income.....    (0.34)   (0.35)   (0.31)  (0.35)  (0.27)  (0.35)  (0.28)   (0.34)  (0.39)  (0.46)
 Distributions From Net
  Realized Gain on
  Investments and
  Options...............    (1.85)   (0.63)   (0.06)  (0.41)  (0.01)   0.00    0.00     0.00   (0.45)   0.00
                          -------  -------  -------  ------  ------  ------  ------  -------  ------  ------
 Total Distributions....    (2.19)   (0.98)   (0.37)  (0.76)  (0.28)  (0.35)  (0.28)   (0.34)  (0.84)  (0.46)
                          -------  -------  -------  ------  ------  ------  ------  -------  ------  ------
Net Asset Value, End of
 Year...................  $ 17.95  $ 15.25  $ 14.45  $11.82  $11.94  $11.45  $ 9.10  $  8.36  $ 8.84  $ 9.09
                          =======  =======  =======  ======  ======  ======  ======  =======  ======  ======
Total Return............   33.29%   12.61%   25.83%   5.74%   6.69%  30.45%  12.42%  (1.30)%   6.14%  18.36%
Ratios/Supplemental Data
 Net Assets, End of
  Period
  (in millions).........  $138.05  $132.77  $127.50  $99.93  $96.68  $51.30  $23.25  $ 19.59  $23.66  $14.62
 Ratio of Net Operating
  Expenses to Average
  Net Assets............    1.02%    1.03%    1.05%   1.06%   1.17%   1.15%   1.23%    1.28%   1.24%   1.22%
 Ratio of Gross
  Operating Expenses to
  Average Net
  Assets/1/.............    1.10%    1.11%    1.11%   1.09%   1.17%   1.15%   1.23%    1.28%   1.24%   1.22%
 Ratio of Net Investment
  Income to Average Net
  Assets................    2.04%    2.17%    2.95%   3.31%   2.77%   2.76%   3.52%    3.64%   4.47%   4.09%
 Portfolio Turnover
  Rate..................    32.0%    25.0%    22.0%   36.0%   28.0%   28.0%   81.0%   148.0%   29.0%   24.0%
 Average Commission Rate
  Paid/2/...............  $0.0539  $0.0777      N/A     N/A     N/A     N/A     N/A      N/A     N/A     N/A

--------
NOTES:

1. Expense ratios before waiver of fees and reimbursement of expenses (if any) by investment adviser and administrators.

2. Only required for fiscal years beginning on or after September 1, 1995.

                          VALUE AND RESTRUCTURING FUND

           (formerly, the Business and Industrial Restructuring Fund)

                                  Year Ended March 31,
                          ----------------------------------------    Period Ended
                           1998     1997     1996    1995    1994   March 31, 1993/1/
                          -------  -------  ------  ------  ------  -----------------
Net Asset Value,
 Beginning of Period....  $ 15.93  $ 14.03  $10.55  $ 9.64  $ 7.71       $  7.00
                          -------  -------  ------  ------  ------       -------
Income From Investment
 Operations
  Net Investment Income.     0.10     0.13    0.10    0.07    0.06          0.02
  Net Gains or (Losses)
   on Securities (both
   realized and
   unrealized)..........     8.12     2.36    3.71    1.02    1.96          0.69
                          -------  -------  ------  ------  ------       -------
  Total From Investment
   Operations...........     8.22     2.49    3.81    1.09    2.02          0.71
                          -------  -------  ------  ------  ------       -------
Less Distributions
  Dividends From Net
   Investment Income....    (0.09)   (0.12)  (0.09)  (0.06)  (0.07)         0.00
  Distributions From Net
   Realized Gain on
   Investments and
   Options..............    (0.27)   (0.47)  (0.24)  (0.12)  (0.02)         0.00
                          -------  -------  ------  ------  ------       -------
  Total Distributions...    (0.36)   (0.59)  (0.33)  (0.18)  (0.09)         0.00
                          -------  -------  ------  ------  ------       -------
Net Asset Value, End of
 Period.................  $ 23.79  $ 15.93  $14.03  $10.55  $ 9.64       $  7.71
                          =======  =======  ======  ======  ======       =======
Total Return............   52.10%   18.09%  36.48%  11.49%  26.40%         10.14%
Ratios/Supplemental Data
  Net Assets, End of
   Period (in millions).  $388.45  $124.01  $74.05  $30.18  $14.44       $  1.94
  Ratio of Net Operating
   Expenses to Average
   Net Assets...........    0.89%    0.91%   0.91%   0.98%   0.99%          0.99%/2/
  Ratio of Gross
   Operating Expenses to
   Average
   Net Assets/3/........    0.93%    0.95%   0.95%   1.08%   1.73%          5.85%/2/
  Ratio of Net
   Investment Income to
   Average Net Assets...    0.54%    0.90%   0.88%   0.83%   0.77%          2.48%/2/
  Portfolio Turnover
   Rate.................    30.0%    62.0%   56.0%   82.0%   75.0%       9.0%/2/
  Average Commission
   Rate Paid/4/.........  $0.0624  $0.0755     N/A     N/A     N/A           N/A

--------
NOTES:
1. Inception date of the Fund was December 31, 1992.

2. Annualized.

3. Expense ratios before waiver of fees and reimbursement of expenses (if any) by investment adviser and administrators.

4. Only required for fiscal years beginning on or after September 1, 1995.

                                 SMALL CAP FUND

                     (formerly, the Early Life Cycle Fund)

                                    Year Ended March 31,
                          --------------------------------------------    Period Ended
                           1998      1997     1996     1995     1994    March 31, 1993/1/
                          -------  --------  -------  -------  -------  -----------------
Net Asset Value,
 Beginning of Period....  $  8.83  $  10.78  $  9.77  $  8.66  $  7.40        $7.00
                          -------  --------  -------  -------  -------        -----
Income From Investment
 Operations
  Net Investment Income
   (Loss)...............    (0.01)    (0.03)   (0.02)   (0.02)   (0.01)        0.00
  Net Gains or (Losses)
   on Securities (both
   realized and
   unrealized)..........     3.13     (1.43)    1.72     1.31     1.36         0.40
                          -------  --------  -------  -------  -------        -----
  Total From Investment
   Operations...........     3.12     (1.46)    1.70     1.29     1.35         0.40
                          -------  --------  -------  -------  -------        -----
Less Distributions
  Dividends From Net
   Investment Income....     0.00      0.00     0.00     0.00     0.00         0.00
  Distributions From Net
   Realized Gain on
   Investments and
   Options..............     0.00     (0.10)   (0.69)   (0.18)   (0.09)        0.00
  Distributions in
   Excess of Net
   Realized Gain on
   Investments and
   Options..............     0.00     (0.39)    0.00     0.00     0.00         0.00
                          -------  --------  -------  -------  -------        -----
  Total Distributions...     0.00     (0.49)   (0.69)   (0.18)   (0.09)        0.00
                          -------  --------  -------  -------  -------        -----
Net Asset Value, End of
 Period.................  $ 11.95  $   8.83  $ 10.78  $  9.77  $  8.66        $7.40
                          =======  ========  =======  =======  =======        =====
Total Return............   35.33%  (14.33)%   18.29%   15.16%   18.27%        5.71%
Ratios/Supplemental Data
  Net Assets, End of
   Period (in millions).  $ 68.55  $  53.26  $ 78.06  $ 47.78  $ 24.95        $5.51
  Ratio of Net Operating
   Expenses to Average
   Net Assets...........    0.94%     0.94%    0.90%    0.96%    0.95%        0.99%/2/
  Ratio of Gross
   Operating Expenses to
   Average Net
   Assets/3/............    1.01%     1.02%    0.98%    1.04%    1.15%        2.70%/2/
  Ratio of Net
   Investment
   Income/(Loss) to
   Average Net Assets...  (0.14)%   (0.26)%  (0.17)%  (0.23)%  (0.25)%        0.12%/2/
  Portfolio Turnover
   Rate.................    73.0%     55.0%    38.0%    42.0%    20.0%         4.0%/2/
  Average Commission
   Rate Paid/4/.........  $0.0490  $ 0.0433      N/A      N/A      N/A          N/A

--------
NOTES:
1. Inception date of the Fund was December 31, 1992.

2. Annualized.

3. Expense ratios before waiver of fees and reimbursement of expenses (if any) by investment adviser and administrators.

4. Only required for fiscal years beginning on or after September 1, 1995.

                           LARGE CAP GROWTH FUND


                                                                Period Ended
                                                              March 31, 1998/1/
                                                              -----------------
Net Asset Value, Beginning of Period.........................      $  7.00
                                                                   -------
Income From Investment Operations
  Net Investment Income......................................      0.00/2/
  Net Gains or (Losses) on Securities (both realized and
   unrealized)...............................................         1.51
                                                                   -------
  Total From Investment Operations...........................         1.51
                                                                   -------
Less Distributions
  Dividends From Net Investment Income.......................         0.00
  Distributions From Net Realized Gain on Investments and
   Options...................................................         0.00
                                                                   -------
  Total Distributions........................................         0.00
                                                                   -------
Net Asset Value, End of Period...............................      $  8.51
                                                                   =======
Total Return.................................................        21.57%/3/
Ratios/Supplemental Data
  Net Assets, End of Period (in millions)....................      $ 47.53
  Ratio of Net Operating Expenses to Average Net Assets......         1.05%/4/
  Ratio of Gross Operating Expenses to Average
   Net Assets/5/.............................................         1.20%4
  Ratio of Net Investment Income/(Loss) to Average
   Net Assets................................................        (0.16)%/4/
  Portfolio Turnover Rate....................................           12%/4/
  Average Commission Rate Paid...............................      $0.0384

--------
NOTES:

1. Inception date of the Fund was October 1, 1997.

2. Amount represents less than $0.01 per share.

3. Not annualized.

4. Annualized.

5. Expense ratio before waiver of fees and reimbursement of expenses (if any) by investment adviser and administrators.

               U.S. TRUST'S INVESTMENT PHILOSOPHY AND STRATEGIES

 U.S. Trust offers a variety of specialized fiduciary and financial services to high-net worth individuals, institutions and corporations. As one of the largest institutions of its type, U.S. Trust prides itself in offering an at-tentive and high level of service to each of its clients. The Excelsior Funds offer individual investors access to U.S. Trust's services.

 Philosophy. In managing investments for the Blended Equity, Income and Growth, Value and Restructuring and Small Cap Funds, U.S. Trust follows a long-term investment philosophy which generally does not change with the short-term variability of financial markets or fundamental conditions. U.S. Trust's approach begins with the conviction that all worthwhile investments are grounded in value. The Investment Adviser believes that an investor can identify fundamental values that eventually should be reflected in market prices. U.S. Trust believes that over time, a disciplined search for fundamen-tal value will achieve better results than attempting to take advantage of short-term price movements.

 Implementation of this long-term value philosophy consists of searching for, identifying and obtaining the benefits of present or future investment values. For example, such values may be found in a company's future earnings potential or in its existing resources and assets. Accordingly, U.S. Trust in managing investments for the Funds is constantly engaged in assessing, comparing and judging the worth of companies, particularly in comparison to the price the markets place on such companies' shares.

 In managing investments for the Large Cap Growth Fund, U.S. Trust expects to follow a long-term investment philosophy of buying and holding equity securi-ties of companies which it believes to be of high quality and of high growth potential. Typically, these companies are industry leaders with the potential to dominate their markets by being the low cost, high quality producers of products or services. U.S. Trust believes that earnings growth is the primary determinant of stock prices and that efficient financial markets will reward consistently above-average earnings growth with greater than average capital appreciation over the long term.

 Strategies. In order to translate its investment philosophy into more spe-cific guidance for selection of investments, the Investment Adviser uses three specific strategies. These strategies, while identified separately, may over-lap so that more than one may be applied in an investment decision.

 U.S. Trust's "problem/opportunity strategy" seeks to identify industries and companies with the capabilities to provide solutions to or benefit from com-plex problems such as the changing demographics and aging of the U.S. popula-tion or the need to enhance industrial productivity. U.S. Trust's second strategy is a "transaction value" comparison of a company's real underlying asset value with the market price of its shares and with the sale prices for similar assets changing ownership in public market transactions. Differences between a company's real asset value and the price of its shares often are corrected over time by restructuring of the assets or by market recognition of their value. U.S. Trust's third strategy involves identifying "early life cy-cle" companies whose products are in their earlier stages of development or that seek to exploit new markets. Frequently such companies are smaller compa-nies, but early life cycle companies may also include larger established com-panies with new products or markets for existing products. The Investment Ad-viser believes that over time the value of such companies should be recognized in the market.

 Themes. To complete U.S. Trust's investment philosophy in managing the Funds, the three portfolio strategies discussed above are applied in concert with other "longer-term investment themes" to identify investment opportunities. The Investment Adviser believes these longer-term themes represent strong and inexorable trends. The Investment Adviser also believes that understanding the instigation, catalysts and effects of these longer-term trends should help to identify companies that are beneficiaries of these trends.

                      INVESTMENT OBJECTIVES AND POLICIES

 The Investment Adviser will use its best efforts to achieve the investment objective of each Fund, although their achievement cannot be assured. The in-vestment objective of each of the Blended Equity, Income and Growth, Value and Restructuring and Small Cap Funds is "fundamental," meaning that it may not be changed without a vote of the holders of a majority of the particular Fund's outstanding Shares (as defined under "Miscellaneous"). The investment objec-tive of the Large Cap Growth Fund may be changed by Excelsior Fund's Board of Directors without shareholder approval. Except as noted below in "Investment Limitations," the investment policies of each Fund may be changed without a vote of the holders of a majority of the outstanding Shares of such Fund.

Blended Equity Fund

 The Blended Equity Fund's investment objective is to seek long-term capital appreciation. The Blended Equity Fund invests in companies which the Invest-ment Adviser believes have value currently not recognized in the market prices of the companies' securities. The Investment Adviser uses the investment phi-losophy, strategies and themes discussed above to identify such investment values and to diversify the Fund's investments over a variety of industries and types of companies. See "Investment Policies Common to the Blended Equity, Value and Restructuring, Small Cap and Large Cap Growth Funds" for a discus-sion of various investment policies applicable to the Blended Equity Fund.

Value and Restructuring Fund

 The Value and Restructuring Fund seeks long-term capital appreciation by in-vesting in companies which the Investment Adviser believes will benefit from their restructuring or redeployment of assets and operations in order to be-come more competitive or profitable. Such companies may include those involved in prospective mergers, consolidations, liquidations, spin-offs, financial restructurings and reorganizations. The business activities of such companies are not limited in any way. Under normal conditions, at least 65% of the Fund's total assets will be invested in companies of the type described in this paragraph. The Investment Adviser's focus is to find companies whose re-structuring activities offer significant value and investment potential. For the past several years, leveraged buy-outs and mergers have been prominent trends. Currently, a great deal of value is being created as companies deleverage, recapitalize, and rationalize their operations in order to in-crease profitability. There is risk in these types of investments. For exam-ple, should a company be unsuccessful in reducing its debt, it may be forced into default on its debt, increasing its debt or bankruptcy.

Small Cap Fund

 The Small Cap Fund seeks long-term capital appreciation by investing primar-ily in smaller companies which are in the earlier stages of their development, yet which have demonstrated or are expected to achieve substantial long-term earnings growth. In selecting companies for investment, the Investment Adviser looks for innovative companies whose potential has not yet been fully recog-nized by the securities markets. Under normal conditions, at least 65% of the Fund's total assets will be invested in companies with capitalization of $1 billion or less. The risk and venture oriented nature of such companies natu-rally entails greater risk for investors when contrasted with investing in more established companies. The Fund may also invest in larger or more mature companies engaged in new and higher growth potential operations. These compa-nies may also be positioned for accelerating earnings because of rejuvenated management, new products, new markets for existing products or structural changes in the economy.

Large Cap Growth Fund

 The Large Cap Growth Fund's investment objective is to seek superior, long-term total return. The Fund attempts to achieve this objective through invest-ments primarily in companies with capitalizations in excess of $5 billion, whose growth prospects, in the opinion of U.S. Trust, appear to exceed that of the overall market. Under normal conditions, at least 65% of the Fund's total assets will be invested in such companies.

Investment Policies Common to the Blended Equity, Value and Restructuring, Small Cap and Large Cap Growth Funds

 Under normal market and economic conditions, each of the Blended Equity, Value and Restructuring, Small Cap and Large Cap Growth Funds will invest at least 65% of its total assets in common stock, preferred stock and securities convertible into common stock. Normally, up to 35% of each such Fund's total assets may be invested in other securities and instruments including, e.g., other investment-grade debt securities, warrants, options, and futures instru-ments as described in more detail below. During temporary defensive periods or when the Investment Adviser believes that suitable stocks or convertible secu-rities are unavailable, each Fund may hold cash or invest some or all of its assets in U.S. Government securities, high-quality money market instruments and repurchase agreements collateralized by the foregoing obligations.

 In managing the Blended Equity, Value and Restructuring, Small Cap and Large Cap Growth Funds, the Investment Adviser seeks to purchase securities having value currently not recognized in the market price of a security, consistent with the strategies discussed above.

 Portfolio holdings will include common stocks of companies having capitaliza-tions of varying amounts, and all Funds may invest in the securities of high growth, small companies where the Investment Adviser expects earnings and the price of the securities to grow at an above-average rate. As discussed above, the Small Cap Fund emphasizes such companies. Certain securities owned by the Funds may be traded only in the over-the-counter market or on a regional secu-rities exchange, may be listed only in the quotation service commonly known as the "pink sheets," and may not be traded every day or in the volume typical of trading on a national securities exchange. As a result, there may be a greater fluctuation in the value of a Fund's Shares, and a Fund may be required, in order to meet redemptions or for other reasons, to sell these securities at a discount from market prices, to sell during periods when such disposition is not desirable, or to make many small sales over a period of time.

 The Blended Equity, Value and Restructuring, Small Cap and Large Cap Growth Funds may invest in the securities of foreign issuers directly or indirectly through sponsored and unsponsored American Depository Receipts ("ADRs"). ADRs represent receipts typically issued by a U.S. bank or trust company which evi-dence ownership of underlying securities of foreign issuers. Investments in unsponsored ADRs involve additional risk because financial information based on generally accepted accounting principles ("GAAP") may not be available for the foreign issuers of the underlying securities. ADRs may not necessarily be denominated in the same currency as the underlying securities into which they may be converted. The Funds may also enter into foreign currency exchange transactions for hedging purposes.

Income and Growth Fund

 The Income and Growth Fund has two investment objectives. Its primary invest-ment objective is to seek to provide moderate current income and then, as a secondary objective, to achieve capital appreciation from its investments. In attempting to achieve these two objectives, the Income and Growth Fund in-vests, during normal market and economic conditions, a substantial portion of its assets in common stock, preferred stock and securities convertible into common stock. The Fund's investments in equity securities will be income-ori-ented, and it is expected that a portion of its assets will be invested on a regular basis in debt obligations.

 The Fund may invest in the securities of foreign issuers directly or indi-rectly through sponsored and unsponsored ADRs. For information on ADRs, see "Investment Policies Common to the Blended Equity,

Value and Restructuring, Small Cap and Large Cap Growth Funds." The Fund may also enter into foreign currency exchange transactions for hedging purposes.

 In managing the equity portion of the Income and Growth Fund, the Investment Adviser will generally select securities that are expected to pay dividends and other distributions which will result in moderate current income when added to the income from the Fund's non-equity investments. As a general mat-ter, the Investment Adviser will use the three strategies described above in "U.S. Trust's Investment Philosophy and Strategies"--problem/opportunity, transaction value, and early life cycle. In applying these strategies, howev-er, the Investment Adviser will place greater emphasis on the current and an-ticipated income of particular securities and lesser emphasis on the potential for capital appreciation. As a result, the Income and Growth Fund can be ex-pected to have a relatively smaller proportion of its assets invested in com-mon shares of early life cycle companies than the Blended Equity, Value and Restructuring and Small Cap Funds. The Investment Adviser may also purchase equity securities for the Income and Growth Fund from time to time without re-gard to the strategies outlined above if it determines that the purchase is in furtherance of the Fund's investment objectives.

 Debt obligations may be acquired by the Income and Growth Fund to produce in-come and (under certain conditions) capital appreciation, and may include both convertible and non-convertible corporate and government bonds, debentures, money market instruments, repurchase agreements collateralized by U.S. Govern-ment obligations, and other types of instruments listed in the next paragraph. Except as stated below, investments in debt obligations will be limited to those that are considered to be investment grade-i.e., debt obligations clas-sified within the four highest ratings of Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Ratings Services ("S&P") or, if unrated, which are determined by the Investment Adviser to be of comparable quality. However, the Investment Adviser may at any time acquire other, non-investment grade obligations when it believes that their investment characteristics make them desirable acquisitions for the Income and Growth Fund in light of its in-vestment objectives and current portfolio mix, so long as, under normal market and economic conditions, no more than 5% of the Fund's total assets are in-vested in non-investment grade debt obligations. Notwithstanding the forego-ing, the Fund may invest up to 35% of its total assets in non-investment grade convertible debt obligations. Non-investment grade obligations (those that are rated "Ba" or lower by Moody's and, at the same time, "BB" or lower by S&P or unrated obligations), commonly referred to as "junk bonds," have speculative characteristics. Risks associated with lower-rated debt securities are (a) the relative youth and growth of the market for such securities, (b) the sensitiv-ity of such securities to interest rate and economic changes, (c) the lower degree of protection of principal and interest payments, (d) the relatively low trading market liquidity for the securities, (e) the impact that legisla-tion may have on the high yield bond market (and, in turn, on the Fund's net asset value and investment practices), and (f) the creditworthiness of the is-suers of such securities. During an economic downturn or substantial period of rising interest rates, highly leveraged issuers may experience financial stress which would adversely effect their ability to service their principal and interest payment obligations, to meet projected business goals and to ob-tain additional financing. An economic downturn could also disrupt the market for lower-rated bonds and adversely effect the value of outstanding bonds and the ability of the issuers to repay principal and interest. If the issuer of a debt obligation held by the Fund defaulted, the Fund could incur additional expenses to seek recovery. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may also decrease the values and liquid-ity of lower-rated securities held by the Fund, especially in a thinly traded market.

 Debt obligations rated "BB," "B" or "CCC" by S&P are regarded, on balance, as predominately speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. "BB" represents the lowest degree of speculation and "CCC" the highest degree of speculation. While such debt will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major risk exposures to ad-verse conditions. The rating "CC" is typically applied to a debt obligation that is highly vulnerable to non-payment. The rating "C" is typi-cally used to cover a situation where a bankruptcy petition has been filed, but debt service payments are continued. Debt obligations rated "D" are in de-fault, and payments of interest and/or repayment of principal is in arrears. The ratings from "AA" through "CCC" are sometimes modified by the addition of a plus or minus sign to show relative standing within the major rating catego-ries. Moody's has a similar classification scheme for non-investment grade debt obligations. Debt obligations rated "Ba," "B," "Caa," "Ca" and "C" pro-vide questionable protection of interest and principal. The rating "Ba" indi-cates that a debt obligation has some speculative characteristics. The rating "B" indicates a general lack of characteristics of desirable investment. Debt obligations rated "Caa" are of poor quality, while debt obligations rated "Ca" are considered highly speculative. "C" represents the lowest rated class of debt obligations. Moody's applies numerical modifiers 1, 2 and 3 in each ge-neric classification from "Aa" to "B" in its bond rating system. The modifier "1" indicates that a security ranks in the higher end of its rating category; the modifier "2" reflects a mid-range ranking; and the modifier "3" indicates that the security ranks at the lower end of its generic rating category.

 In addition, the Income and Growth Fund may invest up to 10% of its total as-sets in other types of instruments, including warrants, options and other rights to purchase securities; liquidating trust receipts; limited partnership interests; certificates of beneficial ownership; creditor claims; and loan participations. Such instruments may represent ownership or creditor interests in a wide range of assets or businesses, and may be acquired by the Income and Growth Fund for either income purposes (as would normally be the case with in-struments such as liquidating trust receipts) or capital appreciation (as would be the case with warrants and options). In certain instances, there may be no established market for such instruments. The Income and Growth Fund will, however, at no time invest more than 10% of the value of its net assets in securities that are illiquid or for which market quotations are not readily available. Further, certain of these instruments may have speculative charac-teristics. For example, certain instruments may be issued by companies that are insolvent or have otherwise defaulted on their debt obligations. Such com-panies may be involved in bankruptcy reorganization proceedings. Warrants and options acquired by the Income and Growth Fund are subject to the possible loss of the entire premium paid by the Fund if the market price of the under-lying security falls below the exercise price. The Investment Adviser will purchase such obligations only when it determines that the potential return justifies the attendant risks. The investment features of the foregoing in-struments and investment risks involving their acquisition are described fur-ther in the Statement of Additional Information. Additionally, some of the instruments described above may not be "securities" or may not produce quali-fying income for purposes of the provisions of the Internal Revenue Code of 1986, as amended, applicable to investment companies. See "Taxes--Federal" be-low for a discussion of such provisions.

Risk Factors

 Each Fund is subject to market risk and interest rate risk. Market risk is the possibility that stock prices will decline over short or even extended pe-riods. The stock markets tend to be cyclical, with periods of generally rising prices and periods of generally declining prices. These cycles will affect the values of each Fund. In addition, the prices of bonds and other debt instru-ments generally fluctuate inversely with interest rate changes. Factors af-fecting debt securities will affect all of the Funds' debt holdings.

 Smaller capitalized companies may have limited product lines, markets, or fi-nancial resources, or may be dependent upon a small management group, and their securities may be subject to more abrupt or erratic market movements than larger capitalized or more established companies, both because their se-curities typically are traded in lower volume and because the issuers typi-cally are subject to a greater degree to changes in their earnings and prospects.

 All Funds may invest in the securities of foreign issuers. Investments in foreign securities involve certain risks not ordinarily associated with in-vestments in domestic securities. Such risks include fluctuations in foreign exchange rates, future political and economic developments, and the possible imposition of exchange controls or other foreign governmental laws or restric-tions. In addition, with respect to certain countries there is the possibility of expropriation of assets, con-fiscatory taxation, political or social instability or diplomatic developments which could adversely affect investments in those countries. There may be less publicly available information about a foreign company than about a U.S. com-pany, and foreign companies may not be subject to accounting, auditing and fi-nancial reporting standards and requirements comparable to or as uniform as those of U.S.-based companies. Foreign securities markets, while growing in volume, have, for the most part, substantially less volume than U.S. markets, and securities of many foreign companies are less liquid and their prices more volatile than securities of comparable U.S.-based companies. Transaction costs on foreign securities markets are generally higher than in the United States. There is generally less government supervision and regulation of foreign ex-changes, brokers and issuers than there is in the United States and a Fund might have greater difficulty taking appropriate legal action in a foreign court. Dividends and interest payable on a Fund's foreign portfolio securities may be subject to foreign withholding taxes. To the extent such taxes are not offset by credits or deductions allowed to investors under the Federal income tax provisions, they may reduce the net return to the shareholders.

 Because of the risks associated with common stock investments, the Funds are intended to be long-term investment vehicles and are not designed to provide investors with a means of speculating on short-term stock market movements. The Funds should not be considered a complete investment program. In view of the specialized nature of their investment activities, investment in the Blended Equity, Value and Restructuring, Small Cap and Large Cap Growth Funds' Shares may be suitable only for those investors who can invest without concern for current income and are financially able to assume risk in search of long-term capital gains.

 Securities of companies discussed in this section may be more volatile than the overall market.

 Year 2000. Like other investment companies, financial and business organiza-tions and individuals around the world, the Funds could be affected adversely if the computer systems used by the Investment Adviser and Funds' other serv-ice providers do not properly process and calculate date-related information and data from and after January 1, 2000. This is commonly known as the "Year 2000 Problem." The Investment Adviser and the Funds' other service providers have informed Excelsior Fund that they are taking steps to address the Year 2000 Problem with respect to the computer systems that they use. At this time, however, there can be no assurance that these steps will be sufficient to avoid any adverse impact on the Funds as a result of the Year 2000 Problem.


                        PORTFOLIO INSTRUMENTS AND OTHER
                            INVESTMENT INFORMATION

Money Market Instruments

 All Funds may invest in "money market instruments," which include, among other things, bank obligations, commercial paper and corporate bonds with re-maining maturities of 13 months or less.

 Bank obligations include bankers' acceptances, negotiable certificates of de-posit, and non-negotiable time deposits earning a specified return and issued by a U.S. bank which is a member of the Federal Reserve System or insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC"), or by a savings and loan association or savings bank which is insured by the Savings Association Insurance Fund of the FDIC. Bank obligations also include U.S. dollar-denominated obligations of foreign branches of U.S. banks and ob-ligations of domestic branches of foreign banks. Investments in bank obliga-tions of foreign branches of domestic financial institutions or of domestic branches of foreign banks are limited so that no more than 5% of the value of a Fund's total assets may be invested in any one branch, and no more than 20% of a particular Fund's total assets at the time of purchase may be invested in the aggregate in such obligations (see investment limitation No. 5 below under "Invest-ment Limitations"). Investments in time deposits are limited to no more than 5% of the value of a Fund's total assets at the time of purchase.

 Investments by the Funds in commercial paper will consist of issues that are rated "A-2" or better by S&P or "Prime-2" or better by Moody's. In addition, each Fund may acquire unrated commercial paper that is determined by the In-vestment Adviser at the time of purchase to be of comparable quality to rated instruments that may be acquired by the particular Fund.

 Commercial paper may include variable and floating rate instruments. While there may be no active secondary market with respect to a particular instru-ment purchased by a Fund, the Fund may, from time to time as specified in the instrument, demand payment of the principal of the instrument or may resell the instrument to a third party. The absence of an active secondary market, however, could make it difficult for a Fund to dispose of the instrument if the issuer defaulted on its payment obligation or during periods that the Fund is not entitled to exercise its demand rights, and the Fund could, for this or other reasons, suffer a loss with respect to such instrument.

Government Obligations

 All Funds may invest in U.S. Government obligations, including U.S. Treasury Bills and the obligations of Federal Home Loan Banks, Federal Farm Credit Banks, Federal Land Banks, the Federal Housing Administration, the Farmers Home Administration, the Export-Import Bank of the United States, the Small Business Administration, the Government National Mortgage Association, the Federal National Mortgage Association, the General Services Administration, the Central Bank for Cooperatives, the Federal Home Loan Mortgage Corporation, the Federal Intermediate Credit Banks and the Maritime Administration.

Repurchase Agreements

 Each Fund may agree to purchase portfolio securities subject to the seller's agreement to repurchase them at a mutually agreed upon date and price ("re-purchase agreements"). Each Fund will enter into repurchase agreements only with financial institutions that are deemed to be creditworthy by the Invest-ment Adviser, pursuant to guidelines established by Excelsior Fund's Board of Directors. No Fund will enter into repurchase agreements with the Investment Adviser or any of its affiliates. Repurchase agreements with remaining maturi-ties in excess of seven days will be considered illiquid securities and will be subject to the limitations described below under "Illiquid Securities."

 The seller under a repurchase agreement will be required to maintain the value of the securities which are subject to the agreement and held by a Fund at not less than the repurchase price. Default or bankruptcy of the seller would, however, expose a Fund to possible delay in connection with the dispo-sition of the underlying securities or loss to the extent that proceeds from a sale of the underlying securities were less than the repurchase price under the agreement.

Securities Lending

 To increase return on its portfolio securities, each Fund may lend its port-folio securities to broker/ dealers pursuant to agreements requiring the loans to be continuously secured by collateral equal at all times in value to at least the market value of the securities loaned. Collateral for such loans may include cash, securities of the U.S. Government, its agencies or instrumental-ities, or an irrevocable letter of credit issued by a bank, or any combination thereof. Such loans will not be made if, as a result, the aggregate of all outstanding loans of a Fund exceeds 30% of the value of its total assets. There may be risks of delay in receiving additional collateral or in recover-ing the securities loaned or even a loss of rights in the collateral should the borrower of the securities fail financially. However, loans are made only to borrowers deemed by the Investment Adviser to be of good standing and when, in the Investment Adviser's judgment, the income to be earned from the loan justifies the attendant risks.

Options

 To further increase return on their portfolio securities in accordance with their respective investment objectives and policies, the Funds may enter into option transactions as described below.

 The Income and Growth, Value and Restructuring, Small Cap and Large Cap Growth Funds may purchase put and call options listed on a national securities exchange and issued by the Options Clearing Corporation in an amount not ex-ceeding 5% of a Fund's net assets, as described further in the Statement of Additional Information. Such options may relate to particular securities or to various stock or bond indices. Purchasing options is a specialized investment technique which entails a substantial risk of a complete loss of the amounts paid as premiums to the writer of the options.

 In addition, each Fund may engage in writing covered call options (options on securities owned by the particular Fund) and enter into closing purchase transactions with respect to such options. Such options must be listed on a national securities exchange and issued by the Options Clearing Corporation. The aggregate value of the securities subject to options written by each Fund may not exceed 25% of the value of its net assets. By writing a covered call option, a Fund forgoes the opportunity to profit from an increase in the mar-ket price of the underlying security above the exercise price except insofar as the premium represents such a profit, and it will not be able to sell the underlying security until the option expires or is exercised or the Fund ef-fects a closing purchase transaction by purchasing an option of the same se-ries. The use of covered call options is not a primary investment technique of the Funds and such options will normally be written on underlying securities as to which the Investment Adviser does not anticipate significant short-term capital appreciation. Additional information on option practices, including particular risks thereof, is provided in the Funds' Statement of Additional Information.

Futures Contracts

 The Blended Equity, Value and Restructuring, Small Cap and Large Cap Growth Funds may also enter into interest rate futures contracts, other types of fi-nancial futures contracts and related futures options, as well as any index or foreign market futures which are available on recognized exchanges or in other established financial markets.

 The Blended Equity, Value and Restructuring, Small Cap and Large Cap Growth Funds will not engage in futures transactions for speculation, but only as a hedge against changes in market values of securities which a Fund holds or in-tends to purchase. The Funds will engage in futures transactions only to the extent permitted by the Commodity Futures Trading Commission ("CFTC") and the Securities and Exchange Commission ("SEC"). When investing in futures con-tracts, the Funds must satisfy certain asset segregation requirements to en-sure that the use of futures is unleveraged. When a Fund takes a long position in a futures contract, it must maintain a segregated account containing liquid assets equal to the purchase price of the contract, less any margin or depos-it. When a Fund takes a short position in a futures contract, the Fund must maintain a segregated account containing liquid assets in an amount equal to the market value of the securities underlying such contract (less any margin or deposit), which amount must be at least equal to the market price at which the short position was established. Asset segregation requirements are not ap-plicable when a Fund "covers" an options or futures position generally by en-tering into an offsetting position. Each Fund will limit its hedging transac-tions in futures contracts and related options so that, immediately after any such transaction, the aggregate initial margin that is required to be posted by the Fund under the rules of the exchange on which the futures contract (or futures option) is traded, plus any premiums paid by the Fund on its open futures options positions, does not exceed 5% of the Fund's total assets, af-ter taking into account any unrealized profits and unrealized losses on the Fund's open contracts (and excluding the amount that a futures option is "in-the-money" at the time of purchase). An option to buy a futures contract is "in-the-money" if the then-current purchase price of the underlying futures contract exceeds the exercise or strike price; an option to sell a futures contract is "in-the-money" if the exercise or strike price exceeds the then-
current pur     -
chase price of the contract that is the subject of the option. In addition, the use of futures contracts is further restricted to the extent that no more than 10% of a Fund's total assets may be hedged.

 Transactions in futures as a hedging device may subject a Fund to a number of risks. Successful use of futures by a Fund is subject to the ability of the Investment Adviser to correctly anticipate movements in the direction of the market. There may be an imperfect correlation, or no correlation at all, be-tween movements in the price of the futures contracts (or options) and move-ments in the price of the instruments being hedged. In addition, investments in futures may subject a Fund to losses due to unanticipated market movements which are potentially unlimited. Further, there is no assurance that a liquid market will exist for any particular futures contract (or option) at any par-ticular time. Consequently, a Fund may realize a loss on a futures transaction that is not offset by a favorable movement in the price of securities which it holds or intends to purchase or may be unable to close a futures position in the event of adverse price movements.

Investment Company Securities

 Each Fund may invest in securities issued by other investment companies which invest in high-quality, short-term debt securities and which determine their net asset value per share based on the amortized cost or penny-rounding meth-od. The Income and Growth Fund may also purchase securities of unit investment trusts registered with the SEC as investment companies. In addition to the ad-visory fees and other expenses a Fund bears directly in connection with its own operations, as a shareholder of another investment company, a Fund would bear its pro rata portion of the other investment company's advisory fees and other expenses. As such, the Fund's shareholders would indirectly bear the ex-penses of the Fund and the other investment company, some or all of which would be duplicative. Such securities will be acquired by each Fund within the limits prescribed by the Investment Company Act of 1940, as amended (the "1940 Act"), which include, subject to certain exceptions, a prohibition against a Fund investing more than 10% of the value of its total assets in such securi-ties.

When-Issued and Forward Transactions

 Each Fund may purchase eligible securities on a "when-issued" basis and may purchase or sell securities on a "forward commitment" basis. These transac-tions involve a commitment by a Fund to purchase or sell particular securities with payment and delivery taking place in the future, beyond the normal set-tlement date, at a stated price and yield. Securities purchased on a "forward commitment" or "when-issued" basis are recorded as an asset and are subject to changes in value based upon changes in the general level of interest rates. It is expected that "forward commitments" and "when-issued" purchases will not exceed 25% of the value of a Fund's total assets absent unusual market condi-tions, and that the length of such commitments will not exceed 45 days. The Funds do not intend to engage in "when-issued" purchases and "forward commit-ments" for speculative purposes, but only in furtherance of their investment objectives.

Borrowing and Reverse Repurchase Agreements

  Each Fund may borrow funds, in an amount up to 10% of the value of its total assets, for temporary or emergency purposes, such as meeting larger than an-ticipated redemption requests, and not for leverage. Each Fund may also agree to sell portfolio securities to financial institutions such as banks and bro-ker-dealers and to repurchase them at a mutually agreed date and price (a "re-verse repurchase agreement"). The SEC views reverse repurchase agreements as a form of borrowing. At the time a Fund enters into a reverse repurchase agree-ment, it will place in a segregated custodial account liquid assets having a value equal to the repurchase price, including accrued interest. Reverse re-purchase agreements involve the risk that the market value of the securities sold by a Fund may decline below the repurchase price of those securities.

Illiquid Securities

 No Fund will knowingly invest more than 10% (15%, with respect to the Large Cap Growth Fund) of the value of its net assets in securities that are illiq-uid. A security will be considered illiquid if it may not be disposed of within seven days at approximately the value at which the particular Fund has valued the security. Each Fund may purchase securities which are not regis-tered under the Securities Act of 1933, as amended (the "Act"), but which can be sold to "qualified institutional buyers" in accordance with Rule 144A under the Act. Any such security will not be considered illiquid so long as it is determined by the Investment Adviser, acting under guidelines approved and monitored by the Board, that an adequate trading market exists for that secu-rity. This investment practice could have the effect of increasing the level of illiquidity in a Fund during any period that qualified institutional buyers are no longer interested in purchasing these restricted securities.

Portfolio Turnover

 Each Fund may sell a portfolio investment immediately after its acquisition if the Investment Adviser believes that such a disposition is consistent with the investment objective of the particular Fund. Portfolio investments may be sold for a variety of reasons, such as a more favorable investment opportunity or other circumstances bearing on the desirability of continuing to hold such investments. A high rate of portfolio turnover may involve correspondingly greater brokerage commission expenses and other transaction costs, which must be borne directly by a Fund and ultimately by its shareholders. High portfolio turnover may result in the realization of substantial net capital gains. To the extent net short-term capital gains are realized, any distributions re-sulting from such gains are considered ordinary income for Federal income tax purposes. (See "Financial Highlights" and "Taxes--Federal.")

                            INVESTMENT LIMITATIONS

 The investment limitations enumerated below are matters of fundamental policy and may not be changed with respect to a Fund without the vote of the holders of a majority of a Fund's outstanding Shares (as defined under "Miscellane-ous").

 A Fund may not:

  1. Make loans, except that (i) each Fund may purchase or hold debt securi-ties in accordance with its investment objective and policies, and may enter into repurchase agreements with respect to obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, (ii) each of the Blended Equity, Income and Growth, Value and Restructuring and Small Cap Funds may lend portfolio securities in an amount not exceeding 30% of its total assets, (iii) the Large Cap Growth Fund may lend portfolio securities in accordance with its investment objective and policies, and (iv) the Income and Growth Fund may purchase or hold creditor claims, loan participations and other instruments in accordance with its investment objectives and policies; and

  2. Purchase any securities which would cause more than 25% of the value of its total assets at the time of purchase to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that (a) with respect to the Blended Equity and In-come and Growth Funds, there is no limitation with respect to securities is-sued or guaranteed by the U.S. Government or domestic bank obligations, (b) with respect to the Value and Restructuring and Small Cap Funds, there is no limitation with respect to securities issued or guaranteed by the U.S. Gov-ernment, (c) with respect to the Large Cap Growth Fund, there is no limita-tion with respect to securities issued or guaranteed by the U.S. Government, any state, territory or possession of the United States, the District of Co-lumbia or any of their authorities, agencies, instrumentalities or political subdivisions, and repurchase agreements secured by such securities, and (d) neither all finance companies, as a group, nor all utility companies, as a group, are considered a single industry for purposes of this policy.

 Each of the Blended Equity, Income and Growth, Value and Restructuring and Small Cap Funds may not:

  3. Purchase securities of any one issuer, other than U.S. Government obliga-tions, if immediately after such purchase more than 5% of the value of its total assets would be invested in the securities of such issuer, except that up to 25% of the value of its total assets may be invested without regard to this 5% limitation; and

  4. Borrow money except from banks for temporary purposes, and then in amounts not in excess of 10% of the value of its total assets at the time of such borrowing; or mortgage, pledge, or hypothecate any assets except in con-nection with any such borrowing and in amounts not in excess of the lesser of the dollar amounts borrowed and 10% of the value of its total assets at the time of such borrowing. (This borrowing provision is included solely to fa-cilitate the orderly sale of portfolio securities to accommodate abnormally heavy redemption requests and is not for leverage purposes.) A Fund will not purchase portfolio securities while borrowings in excess of 5% of its total assets are outstanding. Optioned stock held in escrow is not deemed to be a pledge.

 Each of the Blended Equity and Income and Growth Funds may not:

  5. Invest in obligations of foreign branches of financial institutions or in domestic branches of foreign banks, if immediately after such purchase
 (i) more than 5% of the value of its total assets would be invested in obli-gations of any one foreign branch of the financial institution or domestic branch of a foreign bank; or (ii) more than 20% of its total assets would be invested in foreign branches of financial institutions or in domestic branches of foreign banks; and

  6. Knowingly invest more than 10% of the value of its total assets in illiq-uid securities, including repurchase agreements with remaining maturities in excess of seven days, restricted securities, and other securities for which market quotations are not readily available.

 The Large Cap Growth Fund may not:

  7. Borrow money or mortgage, pledge or hypothecate its assets except to the extent permitted under the 1940 Act. Optioned stock held in escrow is not deemed to be a pledge; and

  8. Purchase securities of any one issuer, other than securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities or other investment companies if, immediately after such purchase, more than 5% of the value of its total assets would be invested in the securities of such issuer, except that up to 25% of the value of its total assets may be invested with-out regard to this 5% limitation.

                                     * * *

 In addition to the investment limitations described above, no Fund may invest in the securities of any single issuer if, as a result, the Fund holds more than 10% of the outstanding voting securities of such issuer.

 The Value and Restructuring, Small Cap and Large Cap Growth Funds may not in-vest in obligations of foreign branches of financial institutions or in domes-tic branches of foreign banks if immediately after such purchase (i) more than 5% of the value of their respective total assets would be invested in obliga-tions of any one foreign branch of the financial institution or domestic branch of a foreign bank; or (ii) more than 20% of their respective total as-sets would be invested in foreign branches of financial institutions or in do-mestic branches of foreign banks. In addition, the Large Cap Growth Fund will not purchase portfolio securities while borrowings in excess of 5% of its to-tal assets are outstanding. These investment policies may be changed by Excel-sior Fund's Board of Directors without shareholder approval.

 The Blended Equity and Income and Growth Funds will not invest more than 25% of the value of their respective total assets in domestic bank obligations.

 With respect to all investment policies, if a percentage limitation is satis-fied at the time of investment, a later increase or decrease in such percent-age resulting from a change in value of a Fund's portfolio securities will not constitute a violation of such limitation.

                               PRICING OF SHARES

 The net asset value of each Fund is determined and the Shares of each Fund are priced at the close of regular trading hours on the New York Stock Ex-change (the "Exchange"), currently 4:00 p.m. (Eastern Time). Net asset value and pricing for each Fund are determined on each day the Exchange and the In-vestment Adviser are open for trading ("Business Day"). Currently, the holi-days which the Funds observe are New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans Day, Thanksgiving Day and Christmas. A Fund's net asset value per Share for purposes of pricing sales and redemptions is calculated by dividing the value of all securities and other assets allocable to the Fund, less the liabilities allocable to the Fund, by the number of its outstanding Shares.

 Assets in the Funds which are traded on a recognized domestic stock exchange are valued at the last sale price on the securities exchange on which such se-curities are primarily traded or at the last sale price on the national secu-rities market. Securities traded only on over-the-counter markets are valued on the basis of closing over-the-counter bid prices. Securities for which there were no transactions are valued at the average of the most recent bid and asked prices. An option or futures contract is valued at the last sales price quoted on the principal exchange or board of trade on which such option or contract is traded, or in the absence of a sale, the mean between the last bid and asked prices. Restricted securities and securities or other assets for which market quotations are not readily available are valued at fair value, pursuant to guidelines adopted by Excelsior Fund's Board of Directors.

 Portfolio securities which are primarily traded on foreign securities ex-changes are generally valued at the preceding closing values of such securi-ties on their respective exchanges, except that when an event subsequent to the time where value was so established is likely to have changed such value, then the fair value of those securities will be determined by consideration of other factors under the direction of the Board of Directors. A security which is listed or traded on more than one exchange is valued at the quotation on the exchange determined to be the primary market for such security. Invest-ments in debt securities having a maturity of 60 days or less are valued based upon the amortized cost method. All other foreign securities are valued at the last current bid quotation if market quotations are available, or at fair value as determined in accordance with guidelines adopted by the Board of Di-rectors. For valuation purposes, quotations of foreign securities in foreign currency are converted to U.S. dollars equivalent at the prevailing market rate on the day of conversion. Some of the securities acquired by the Funds may be traded on foreign exchanges or over-the-counter markets on days which are not Business Days. In such cases, the net asset value of the Shares may be significantly affected on days when investors can neither purchase nor redeem a Fund's Shares. Excelsior Fund's administrators have undertaken to price the securities in the Funds' portfolios, and may use one or more independent pric-ing services in connection with this service.

                       HOW TO PURCHASE AND REDEEM SHARES

Distributor

 Shares in each Fund are continuously offered for sale by Excelsior Fund's sponsor and distributor, Edgewood Services, Inc. (the "Distributor"), a whol-ly-owned subsidiary of Federated Investors, Inc. The Distributor is a registered broker/dealer. Its principal business address is 5800 Corporate Drive, Pittsburgh, PA 15237-5829.

 At various times the Distributor may implement programs under which a deal-er's sales force may be eligible to win nominal awards for certain sales ef-forts or under which the Distributor will make payments to any dealer that sponsors sales contests or recognition programs conforming to criteria estab-lished by the Distributor, or that participates in sales programs sponsored by the Distributor. The Distributor in its discretion may also from time to time, pursuant to objective criteria established by the Distributor, pay fees to qualifying dealers for certain services or activities which are primarily in-tended to result in sales of Shares of the Funds. If any such program is made available to any dealer, it will be made available to all dealers on the same terms and conditions. Payments made under such programs will be made by the Distributor out of its own assets and not out of the assets of the Funds.

 In addition, the Distributor may offer to pay a fee from its own assets to financial institutions for the continuing investment of customers' assets in the Funds or for providing substantial marketing, sales and operational sup-port. The support may include initiating customer accounts, participating in sales, educational and training seminars, providing sales literature, and en-gineering computer software programs that emphasize the attributes of the Funds. Such payments will be predicated upon the amount of Shares the finan-cial institution sells or may sell, and/or upon the type and nature of sales or marketing support furnished by the financial institution.

Purchase of Shares

 Shares in each Fund are sold at their net asset value per Share next computed after a purchase order is received in good order by the sub-transfer agent or another entity on behalf of Excelsior Fund. The Distributor has established several procedures for purchasing Shares in order to accommodate different types of investors.

 Shares may be purchased directly by individuals ("Direct Investors") or by institutions ("Institutional Investors" and, collectively with Direct Invest-ors, "Investors"). Shares may also be purchased by customers ("Customers") of the Investment Adviser, its affiliates and correspondent banks, and other in-stitutions ("Shareholder Organizations") that have entered into agreements with Excelsior Fund. A Shareholder Organization may elect to hold of record Shares for its Customers and to record beneficial ownership of Shares on the account statements provided by it to its Customers. If it does so, it is the Shareholder Organization's responsibility to transmit to the Distributor all purchase orders for its Customers and to transmit, on a timely basis, payment for such orders to Chase Global Funds Services Company ("CGFSC"), the Funds' sub-transfer agent, in accordance with the procedures agreed to by the Share-holder Organization and the Distributor. Confirmations of all such Customer purchases and redemptions will be sent by CGFSC to the particular Shareholder Organization. As an alternative, a Shareholder Organization may elect to es-tablish its Customers' accounts of record with CGFSC. In this event, even if the Shareholder Organization continues to place its Customers' purchase and redemption orders with the Funds, CGFSC will send confirmations of such trans-actions and periodic account statements directly to the shareholders of rec-ord. Shares in the Funds bear the expense of fees payable to Shareholder Orga-nizations for such services. See "Management of the Funds--Shareholder Organizations."

 Customers wishing to purchase Shares through their Shareholder Organization should contact such entity directly for appropriate instructions. (For a list of Shareholder Organizations in your area, call

(800) 446-1012.) An Investor purchasing Shares through a registered investment adviser or certified financial planner may incur transaction charges in connec-tion with such purchases. Such Investors should contact their registered in-vestment adviser or certified financial planner for further information on transaction fees. Investors may also purchase Shares directly from the Distrib-utor in accordance with procedures described below under "Purchase Procedures."

Purchase Procedures

General

 Direct Investors may purchase Shares by completing the Application for pur-chase of Shares accompanying this Prospectus and mailing it, together with a check payable to Excelsior Funds, to:

   Excelsior Funds
   c/o Chase Global Funds Services Company
   P.O. Box 2798
   Boston, MA 02208-2798

 Subsequent investments in an existing account in any Fund may be made at any time by sending to the above address a check payable to Excelsior Funds along with: (a) the detachable form that regularly accompanies the confirmation of a prior transaction; (b) a subsequent order form which may be obtained from CGFSC; or (c) a letter stating the amount of the investment, the name of the Fund and the account number in which the investment is to be made. Institu-tional Investors may purchase Shares by transmitting their purchase orders to CGFSC by telephone at (800) 446-1012 or by terminal access. Institutional In-vestors must pay for Shares with Federal funds or funds immediately available to CGFSC.

Purchases by Wire

 Investors may also purchase Shares by wiring Federal funds to CGFSC. Prior to making an initial investment by wire, an Investor must telephone CGFSC at
(800) 446-1012 (from overseas, call (617) 557-8280) for instructions. Federal funds and registration instructions should be wired through the Federal Reserve System to:

   The Chase Manhattan Bank
   ABA #021000021
   Excelsior Funds, Account No. 9102732915
   For further credit to:
   Excelsior Funds
   Wire Control Number
   Account Registration (including account number)

 Investors making initial investments by wire must promptly complete the Appli-cation accompanying this Prospectus and forward it to CGFSC. Redemptions by In-vestors will not be processed until the completed Application for purchase of Shares has been received by CGFSC and accepted by the Distributor. Investors making subsequent investments by wire should follow the above instructions.

Other Purchase Information

 Except as provided in "Investor Programs" below, the minimum initial invest-ment by an Investor or initial aggregate investment by a Shareholder Organiza-tion investing on behalf of its Customers is $500 per Fund. The minimum subse-quent investment for both types of investors is $50 per Fund. Customers may agree with a particular Shareholder Organization to make a minimum purchase with respect to their accounts. Depending upon the terms of the particular ac-count, Shareholder Organizations may charge a Customer's account fees for automatic investment and other cash man-agement services provided. Excelsior Fund reserves the right to reject any pur-chase order, in whole or in part, or to waive any minimum investment require-ments. Third party checks will not be accepted as payment for Fund Shares.

REDEMPTION PROCEDURES

 Customers of Shareholder Organizations holding Shares of record may redeem all or part of their investments in the Funds in accordance with procedures gov-erning their accounts at the Shareholder Organizations. It is the responsibil-ity of the Shareholder Organizations to transmit redemption orders to CGFSC and credit such Customer accounts with the redemption proceeds on a timely basis. Redemption orders for Institutional Investors must be transmitted to CGFSC by telephone at (800) 446-1012 or by terminal access. No charge for wiring redemp-tion payments to Shareholder Organizations or Institutional Investors is im-posed by Excelsior Fund, although Shareholder Organizations may charge a Cus-tomer's account for wiring redemption proceeds. Information relating to such redemption services and charges, if any, is available from the Shareholder Or-ganizations. An Investor redeeming Shares through a registered investment ad-viser or certified financial planner may incur transaction charges in connec-tion with such redemptions. Such Investors should contact their registered in-vestment adviser or certified financial planner for further information on transaction fees. Investors may redeem all or part of their Shares in accor-dance with any of the procedures described below (these procedures also apply to Customers of Shareholder Organizations for whom individual accounts have been established with CGFSC).

REDEMPTION BY MAIL

 Shares may be redeemed by a Direct Investor by submitting a written request for redemption to:

   Excelsior Funds
   c/o Chase Global Funds Services Company
   P.O. Box 2798
   Boston, MA 02208-2798

 A written redemption request to CGFSC must (i) state the number of Shares to be redeemed, (ii) identify the shareholder account number and tax identifica-tion number, and (iii) be signed by each registered owner exactly as the Shares are registered. If the Shares to be redeemed were issued in certificate form, the certificates must be endorsed for transfer (or accompanied by a duly exe-cuted stock power) and must be submitted to CGFSC together with the redemption request. A redemption request for an amount in excess of $50,000 per account, or for any amount if the proceeds are to be sent elsewhere than the address of record, must be accompanied by signature guarantees from any eligible guarantor institution approved by CGFSC in accordance with its Standards, Procedures and Guidelines for the Acceptance of Signature Guarantees ("Signature Guarantee Guidelines"). Eligible guarantor institutions generally include banks, broker/dealers, credit unions, national securities exchanges, registered secu-rities associations, clearing agencies and savings associations. All eligible guarantor institutions must participate in the Securities Transfer Agents Me-dallion Program ("STAMP") in order to be approved by CGFSC pursuant to the Sig-nature Guarantee Guidelines. Copies of the Signature Guarantee Guidelines and information on STAMP can be obtained from CGFSC at (800) 446-1012 or at the ad-dress given above. CGFSC may require additional supporting documents for re-demptions made by corporations, executors, administrators, trustees and guardi-ans. A redemption request will not be deemed to be properly received until CGFSC receives all required documents in proper form. Payment for Shares re-deemed will ordinarily be made by mail within five Business Days after receipt by CGFSC of the redemption request in good order. Questions with respect to the proper form for redemption requests should be directed to CGFSC at (800) 446-1012 (from overseas, call (617) 557-8280).

Redemption by Wire or Telephone

 Direct Investors who have so indicated on the Application, or have subse-quently arranged in writing to do so, may redeem Shares by instructing CGFSC by wire or telephone to wire the redemption proceeds directly to the Direct Investor's account at any commercial bank in the United States. Direct Invest-ors who are shareholders of record may also redeem Shares by instructing CGFSC by telephone to mail a check for redemption proceeds of $500 or more to the shareholder of record at his or her address of record. Institutional Investors may also redeem Shares by instructing CGFSC by telephone at (800) 446-1012 or by terminal access. Only redemptions of $500 or more will be wired to a Direct Investor's account. The redemption proceeds for Direct Investors must be paid to the same bank and account as designated on the Application or in written instructions subsequently received by CGFSC.

 In order to arrange for redemption by wire or telephone after an account has been opened or to change the bank or account designated to receive redemption proceeds, a Direct Investor must send a written request to Excelsior Fund, c/o CGFSC, at the address listed above under "Redemption by Mail." Such requests must be signed by the Direct Investor, with signatures guaranteed (see "Re-demption by Mail" above, for details regarding signature guarantees). Further documentation may be requested.

 CGFSC and the Distributor reserve the right to refuse a wire or telephone re-demption if it is believed advisable to do so. Procedures for redeeming Shares by wire or telephone may be modified or terminated at any time by Excelsior Fund, CGFSC or the Distributor. Excelsior Fund, CGFSC, and the Distributor will not be liable for any loss, liability, cost or expense for acting upon telephone instructions that are reasonably believed to be genuine. In attempt-ing to confirm that telephone instructions are genuine, Excelsior Fund will use such procedures as are considered reasonable, including recording those instructions and requesting information as to account registration.

 If any portion of the Shares to be redeemed represents an investment made by personal check, Excelsior Fund and CGFSC reserve the right not to honor the redemption until CGFSC is reasonably satisfied that the check has been col-lected in accordance with the applicable banking regulations which may take up to 15 days. A Direct Investor who anticipates the need for more immediate ac-cess to his or her investment should purchase Shares by Federal funds or bank wire or by certified or cashier's check. Banks normally impose a charge in connection with the use of bank wires, as well as certified checks, cashier's checks and Federal funds. If a Direct Investor's purchase check is not col-lected, the purchase will be cancelled and CGFSC will charge a fee of $25.00 to the Direct Investor's account.

 During periods of substantial economic or market change, telephone redemp-tions may be difficult to complete. If an Investor is unable to contact CGFSC by telephone, the Investor may also deliver the redemption request to CGFSC in writing at the address noted above under "How to Purchase and Redeem Shares-- Redemption by Mail."

Other Redemption Information

 Except as described in "Investor Programs" below, Investors may be required to redeem Shares in a Fund after 60 days' written notice if due to investor redemptions the balance in the particular account with respect to the Fund re-mains below $500. If a Customer has agreed with a particular Shareholder Or-ganization to maintain a minimum balance in his or her account at the institu-tion with respect to Shares of a Fund, and the balance in such account falls below that minimum, the Customer may be obliged by the Shareholder Organiza-tion to redeem all or part of his or her Shares to the extent necessary to maintain the required minimum balance.

General

 Purchase and redemption orders for Shares which are received in good order prior to the close of regular trading hours on the Exchange (currently 4:00 p.m., Eastern Time) on any Business Day are priced according to the net asset value determined on that day. Purchase orders received in good order after the close of regular trading hours on the Exchange are priced at the net asset value per Share determined on the next Business Day.

                               INVESTOR PROGRAMS

Exchange Privilege

 Investors and Customers of Shareholder Organizations may, after appropriate prior authorization and without an exchange fee imposed by Excelsior Fund, ex-change Shares in a Fund having a value of at least $500 for shares of any other portfolio offered by Excelsior Fund or Excelsior Tax-Exempt Funds, Inc. ("Excelsior Tax-Exempt Fund") or for Trust Shares of Excelsior Institutional Trust, provided that such other shares may legally be sold in the state of the Investor's residence.

 Excelsior Fund currently offers 13 additional portfolios as follows:

  Money Fund, a money market fund seeking as high a level of current income as is consistent with liquidity and stability of principal through investments in high-quality money market investments maturing within 13 months;

  Government Money Fund, a money market fund seeking as high a level of cur-rent income as is consistent with liquidity and stability of principal through investments in obligations issued or guaranteed by the U.S. Govern-ment, its agencies or instrumentalities and repurchase agreements collateral-ized by such obligations;

  Treasury Money Fund, a money market fund seeking current income generally exempt from state and local income taxes through investments in direct short-term obligations issued by the U.S. Treasury and certain agencies or instru-mentalities of the U.S. Government;

  Short-Term Government Securities Fund, a fund seeking a high level of cur-rent income by investing principally in obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities and repurchase agree-ments collateralized by such obligations, and having a dollar-weighted aver-age portfolio maturity of 1 to 3 years;

  Intermediate-Term Managed Income Fund, a fund seeking a high level of cur-rent interest income by investing principally in investment grade or better debt obligations and money market instruments, and having a dollar-weighted average portfolio maturity of 3 to 10 years;

  Managed Income Fund, a fund seeking higher current income primarily through investments in investment grade debt obligations, U.S. Government obligations and money market instruments;

  Energy and Natural Resources Fund, a non-diversified fund seeking long-term capital appreciation by investing in companies that are in the energy and other natural resources groups of industries;

  Real Estate Fund, a non-diversified fund seeking current income and long-term capital appreciation by investing in real estate investment trusts and other companies principally engaged in the real estate business;

  International Fund, a fund seeking total return derived primarily from in-vestments in foreign equity securities;

  Latin America Fund, a fund seeking long-term capital appreciation through investments in companies and securities of governments based in all countries in Central and South America;

  Pacific/Asia Fund, a fund seeking long-term capital appreciation through in-vestments in companies and securities of governments based in Asia and on the Asian side of the Pacific Ocean;

  Pan European Fund, a fund seeking long-term capital appreciation through in-vestments in companies and securities of governments based in Europe; and

  Emerging Markets Fund, a fund seeking long-term capital appreciation through investments primarily in equity securities of emerging country issuers.

 Excelsior Tax-Exempt Fund currently offers 7 portfolios as follows:

  Tax-Exempt Money Fund, a diversified tax-exempt money market fund seeking a moderate level of current interest income exempt from Federal income taxes through investments primarily in high-quality municipal obligations maturing within 13 months;

  New York Tax-Exempt Money Fund, a non-diversified tax-exempt money market fund seeking a moderate level of current interest income exempt from Federal and, to the extent possible, New York State and New York City income taxes through investments primarily in New York municipal obligations maturing within 13 months;

  Short-Term Tax-Exempt Securities Fund, a diversified fund seeking a high level of current interest income exempt from Federal income taxes through in-vestments in municipal obligations and having a dollar-weighted average port-folio maturity of 1 to 3 years;

  Intermediate-Term Tax-Exempt Fund, a diversified fund seeking a high level of current income exempt from Federal income taxes through investments in mu-nicipal obligations and having a dollar-weighted average portfolio maturity of 3 to 10 years;

  Long-Term Tax-Exempt Fund, a diversified fund seeking to maximize current interest income exempt from Federal income taxes through investments in mu-nicipal obligations and having a dollar-weighted average maturity of 10 to 30 years;

  New York Intermediate-Term Tax-Exempt Fund, a non- diversified fund designed to provide New York investors with a high level of current interest income exempt from Federal and, to the extent possible, New York State and New York City income taxes; this fund invests primarily in New York municipal obliga-tions and has a dollar-weighted average portfolio maturity of 3 to 10 years; and

  California Tax-Exempt Income Fund, a non-diversified fund designed to pro-vide California investors with as high a level of current interest income ex-empt from Federal and, to the extent possible, California state personal in-come taxes as is consistent with relative stability of principal; this fund invests primarily in California municipal obligations and has a dollar-weighted average portfolio maturity of 3 to 10 years.

 Excelsior Institutional Trust currently offers Trust Shares in the following investment portfolios:

  Optimum Growth Fund, a fund seeking superior, risk-adjusted total return through investments in a diversified portfolio of equity securities whose growth prospects, in the opinion of its investment adviser, appear to exceed that of the overall market; and

  Value Equity Fund, a fund seeking long-term capital appreciation through in-vestments in a diversified portfolio of equity securities whose market value, in the opinion of its investment adviser, appears to be undervalued relative to the marketplace.

 An exchange involves a redemption of all or a portion of the Shares in a Fund and the investment of the redemption proceeds in shares of another portfolio of Excelsior Fund, Excelsior Tax-Exempt Fund or Excelsior Institutional Trust. The redemption will be made at the per Share net asset value of the Shares being redeemed next determined after the exchange request is received in good order. The shares of the portfolio to be acquired will be purchased at the per share net asset value of those shares next determined after receipt of the exchange request in good order.

 Investors may find the exchange privilege useful if their investment objec-tives or market outlook should change after they invest in a Fund. For further information regarding exchange privileges, shareholders should call (800) 446-1012 (from overseas, call (617) 557-8280). Investors exercising the ex-change privilege with the other portfolios of Excelsior Fund, Excelsior Tax-Exempt Fund or Excelsior Institutional Trust should request and review the prospectuses of such funds. Such prospectuses may be obtained by calling the numbers listed above. In order to prevent abuse of this privilege to the disadvantage of other shareholders, Excelsior Fund, Excelsior Tax-Exempt Fund and Excelsior Institutional Trust reserve the right to limit the number of ex-change requests of Investors and Customers of Shareholder Organizations to no more than six per year. Excelsior Fund may modify or terminate the exchange program at any time upon 60 days' written notice to shareholders, and may re-ject any exchange request.

 For Federal income tax purposes, an exchange of Shares is a taxable event and, accordingly, a capital gain or loss may be realized by an Investor. Be-fore making an exchange, an Investor should consult a tax or other financial adviser to determine tax consequences.

 Exchanges by Telephone. For shareholders who have previously selected the telephone exchange option, an exchange order may be placed by calling (800) 446-1012 (from overseas, please call (617) 557-8280). By establishing the telephone exchange option, a shareholder authorizes CGFSC and the Distributor to act upon telephone instructions believed to be genuine. Excelsior Fund, Excelsior Tax-Exempt Fund, Excelsior Institutional Trust, CGFSC and the Distributor are not responsible for the authenticity of exchange requests received by telephone that are reasonably believed to be genuine. In attempting to confirm that telephone instructions are genuine, Excelsior Fund, Excelsior Tax-Exempt Fund and Excelsior Institutional Trust will use such procedures as are considered reasonable, including recording those instructions and requesting information as to account registration.

Systematic Withdrawal Plan

 An Investor who owns Shares of a Fund with a value of $10,000 or more may es-tablish a Systematic Withdrawal Plan. The Investor may request a declining-balance withdrawal, a fixed-dollar withdrawal, a fixed-share withdrawal, or a fixed-percentage withdrawal (based on the current value of Shares in the ac-count) on a monthly, quarterly, semi-annual or annual basis. To initiate the Systematic Withdrawal Plan, an Investor must complete Section 9 of the New Ac-count Application contained in this Prospectus and mail it to CGFSC at the ad-dress given above. Further information on establishing a Systematic Withdrawal Plan may be obtained by calling (800) 446-1012 (from overseas, call (617) 557-8280.)

 Shareholder Organizations may, at their discretion, establish similar system-atic withdrawal plans with respect to the Shares held by their Customers. In-formation about such plans and the applicable procedures may be obtained by Customers directly from their Shareholder Organizations.

Retirement Plans

 Shares are available for purchase by Investors in connection with the follow-ing tax-deferred prototype retirement plans offered by United States Trust Company of New York:

  IRAs (including "rollovers" from existing retirement plans) for individuals and their spouses;

  Profit Sharing and Money-Purchase Plans for corporations and self-employed individuals and their partners to benefit themselves and their employees; and

  Keogh Plans for self-employed individuals.

 Investors investing in the Funds pursuant to Profit Sharing and Money-Pur-chase Plans and Keogh Plans are not subject to the minimum investment and forced redemption provisions described above. The minimum initial investment for IRAs is $250 per Fund and the minimum subsequent investment is $50 per Fund. Detailed information concerning eligibility, service fees and other mat-ters related to these plans can be obtained by calling (800) 446-1012 (from overseas, call (617) 557-8280). Customers of Shareholder Organizations may purchase Shares of the Funds pursuant to retirement plans if such plans are offered by their Shareholder Organizations.

Automatic Investment Program

 The Automatic Investment Program permits Investors to purchase Shares (mini-mum of $50 per Fund per transaction) at regular intervals selected by the In-vestor. The minimum initial investment for an Automatic Investment Program ac-count is $50 per Fund. Provided the Investor's financial institution allows automatic withdrawals, Shares are purchased by transferring funds from an In-vestor's checking, bank money market or NOW account designated by the Invest-or. At the Investor's option, the account designated will be debited in the specified amount, and Shares will be purchased, once a month, on either the first or fifteenth day, or twice a month, on both days.

 The Automatic Investment Program is one means by which an Investor may use "Dollar Cost Averaging" in making investments. Instead of trying to time mar-ket performance, a fixed dollar amount is invested in Shares at predetermined intervals. This may help Investors to reduce their average cost per Share be-cause the agreed upon fixed investment amount allows more Shares to be pur-chased during periods of lower Share prices and fewer Shares during periods of higher prices. In order to be effective, Dollar Cost Averaging should usually be followed on a sustained, consistent basis. Investors should be aware, how-ever, that Shares bought using Dollar Cost Averaging are purchased without re-gard to their price on the day of investment or to market trends. In addition, while Investors may find Dollar Cost Averaging to be beneficial, it will not prevent a loss if an Investor ultimately redeems his Shares at a price which is lower than their purchase price.

 To establish an Automatic Investment account permitting Investors to use the Dollar Cost Averaging investment method described above, an Investor must com-plete Section 8 of the New Account Application contained in this Prospectus and mail it to CGFSC. An Investor may cancel his participation in this Program or change the amount of purchase at any time by mailing written notification to CGFSC, P.O. Box 2798, Boston, MA 02208-2798 and notification will be effec-tive three Business Days following receipt. Excelsior Fund may modify or ter-minate this privilege at any time or charge a service fee, although no such fee currently is contemplated. An Investor may also implement the Dollar Cost Averaging method on his own initiative or through other entities.

                          DIVIDENDS AND DISTRIBUTIONS

 Dividends from the net investment income of the Funds are declared and paid at least annually. For dividend purposes, a Fund's investment income is re-duced by accrued expenses directly attributable to that Fund and the general expenses of Excelsior Fund prorated to that Fund on the basis of its relative net assets. Net realized capital gains are distributed at least annually. Div-idends and distributions will reduce the net asset value of each of the Funds by the amount of the dividend or distribution. All dividends and distributions paid on Shares held of record by the Investment Adviser and its affiliates or correspondent banks will be paid in cash. Direct and Institutional Investors and Customers of other Shareholder Organizations will receive dividends and distributions in additional Shares of the Fund on which the dividend or dis-tribution is paid (as determined on the payable date), unless they have re-quested in writing (received by CGFSC at Excelsior Fund's address prior to the payment date) to receive dividends and distributions in cash. Reinvested divi-dends and distributions receive the same tax treatment as those paid in cash.

                                     TAXES

Federal

 Each of the Funds qualified for its last taxable year as a "regulated invest-ment company" under the Internal Revenue Code of 1986, as amended (the "Code"). Each Fund expects to so qualify in future years. Such qualification generally relieves a Fund of liability for Federal income taxes to the extent its earnings are distributed in accordance with the Code.

 Qualification as a regulated investment company under the Code requires, among other things, that a Fund distribute to its shareholders an amount equal to at least 90% of its investment company taxable income for each taxable year. In general, a Fund's investment company taxable income will be its in-come (including dividends and interest), subject to certain adjustments and excluding the excess of any net long-term capital gain for the taxable year over the net short-term capital loss, if any, for such year. Each Fund intends to distribute substantially all of its investment company taxable income each year. Such dividends will be taxable as ordinary income to Fund shareholders who are not currently exempt from Federal income taxes, whether such income is received in cash or reinvested in additional Shares. (Federal income taxes for distributions to IRAs and qualified pension plans are deferred under the Code.) The dividends received deduction for corporations will apply to such ordinary income distributions to the extent of the total qualifying dividends received by a Fund from domestic corporations for the taxable year.

 Distributions by a Fund of the excess of its net long- term capital gain over its net short-term capital loss are taxable to shareholders as long-term capi-tal gain, regardless of how long the shareholders have held their Shares and whether such gains are received in cash or reinvested in additional Shares. Such distributions are not eligible for the dividends received deduction.

 Dividends declared in October, November or December of any year payable to shareholders of record on a specified date in such months will be deemed to have been received by shareholders and paid by a Fund on December 31 of such year if such dividends are actually paid during January of the following year.

 An Investor considering buying Shares of a Fund on or just before the record date of a dividend should be aware that the amount of the forthcoming dividend payment, although in effect a return of capital, will be taxable to him.

 A taxable gain or loss may be realized by a shareholder upon his redemption, transfer or exchange of Shares depending upon the tax basis of such Shares and their price at the time of redemption, transfer or exchange. If a shareholder holds Shares for six months or less and during that time receives a capital gain dividend on those Shares, any loss recognized on the sale or exchange of those Shares will be treated as a long-term capital loss to the extent of the capital gain dividend. Generally, a shareholder may include sales charges in-curred upon the purchase of Shares in his tax basis for such Shares for the purpose of determining gain or loss on a redemption, transfer or exchange of such Shares. However, if the shareholder effects an exchange of such Shares for Shares of another Fund within 90 days of the purchase and is able to re-duce the sales charges otherwise applicable to the new Shares (by virtue of the exchange privilege), the amount equal to such reduction may not be in-cluded in the tax basis of the shareholder's exchanged Shares for the purpose of determining gain or loss, but may be included (subject to the same limita-tion) in the tax basis of the new Shares.

 Qualification as a regulated investment company under the Code also requires that each Fund satisfy certain requirements with respect to the source of its income for a taxable year. At least 90% of the gross income of each Fund must be derived from dividends, interest, payments with respect to securities loans, gains from the sale or other disposition of stock, securities or for-eign currencies, and other income (including, but not limited to, gains from options, futures, or forward contracts) derived with respect to the Fund's business of investing in such stock, securities or currencies. The Treasury Department may by regulation exclude from qualifying income foreign currency gains which are not directly related to a Fund's principal business of invest-ing in stock or securities, or options and futures with respect to stock or securities. Any income derived by a Fund from a partnership or trust is treated for this purpose as derived with respect to the Fund's business of in-vesting in stock, securities or currencies only to the extent that such income is attributable to items of income which would have been qualifying income if realized by the Fund in the same manner as by the partnership or trust. Some of the investments that the Income and Growth Fund may make (such as liquidating trust receipts and creditor claims) may not be securities or may not produce qualifying income. Therefore, it may be necessary for the Investment Adviser to restrict the investments of that Fund to ensure that non-qualifying income does not exceed 10% of that Fund's total gross income for a taxable year.

 The foregoing summarizes some of the important tax considerations generally affecting the Funds and their shareholders and is not intended as a substitute for careful tax planning. Accordingly, potential investors in the Funds should consult their tax advisers with specific reference to their own tax situa-tions. Shareholders will be advised annually as to the Federal income tax con-sequences of distributions made each year.

State and Local

 Purchasers are advised to consult their tax advisers concerning the applica-tion of state and local taxes, which may have different consequences from those of the Federal income tax law described above.

                            MANAGEMENT OF THE FUNDS

 The business and affairs of the Funds are managed under the direction of Ex-celsior Fund's Board of Directors. The Statement of Additional Information contains the names of and general background information concerning Excelsior Fund's directors.

Investment Adviser

 United States Trust Company of New York ("U.S. Trust New York") and U.S. Trust Company of Connecticut ("U.S. Trust Connecticut" and, collectively with U.S. Trust New York, "U.S. Trust" or the "Investment Adviser") serve as the Investment Adviser to the Funds. U.S. Trust New York is a state-chartered bank and trust company and a member bank of the Federal Reserve System. U.S. Trust Connecticut is a Connecticut state bank and trust company. U.S. Trust New York and U.S. Trust Connecticut are wholly-owned subsidiaries of U.S. Trust Corpo-ration, a registered bank holding company.

 The Investment Adviser provides trust and banking services to individuals, corporations, and institutions both nationally and internationally, including investment management, estate and trust administration, financial planning, corporate trust and agency banking, and personal and corporate banking. On De-cember 31, 1997, the Asset Management Groups of U.S. Trust New York and U.S. Trust Connecticut had approximately $61.2 billion in aggregate assets under management. U.S. Trust New York has its principal offices at 114 W. 47th Street, New York, New York 10036. U.S. Trust Connecticut has its principal of-fices at 225 High Ridge Road, East Building, Stamford, CT 06905.

 The Investment Adviser manages each Fund, makes decisions with respect to and places orders for all purchases and sales of its portfolio securities, and maintains records relating to such purchases and sales.

 The Blended Equity Fund's portfolio co-managers, Leigh H. Weiss and Bruce Tavel, are the persons primarily responsible for the day-to-day management of the Fund's investment portfolio. Mr. Weiss, a Managing Director and Senior Portfolio Manager, has been with U.S. Trust since 1993 and has managed the Fund since August 1997. Prior to joining U.S. Trust, Mr. Weiss was a portfolio manager with Goldman, Sachs & Co. Mr. Tavel, a Senior Vice President and head of U.S. Trust's Structured Investments Division, has been with U.S. Trust since 1980 and has managed the Fund since August 1997.

 The Income and Growth Fund's portfolio manager, Richard L. Bayles, is the person primarily responsible for the day-to-day management of the investment portfolio. Mr. Bayles, a Managing Director and Senior Portfolio Manager of the Personal Investment Division of U.S. Trust, has been with U.S. Trust since 1990 and has managed the Fund since 1990.

 The Value and Restructuring Fund's portfolio manager, David J. Williams, is the person primarily responsible for the day-to-day management of the Fund's investment portfolio. Mr. Williams, a Managing Director and Senior Portfolio Manager of the Personal Investment Division of U.S. Trust, has been with U.S. Trust since 1987 and has managed the Fund since its inception.

 The Small Cap Fund's portfolio co-managers are Timothy Pettee and Margaret Doyle. Mr. Pettee, a Managing Director and Director of Equity Research with U.S. Trust, has managed the Fund since August 1998. Prior to joining U.S. Trust, Mr. Pettee was a Vice President and fund manager with Alliance Capital Management in New York from 1993 to 1998. Ms. Doyle, a Vice President in U.S. Trust's Equity Research Division, has managed the Fund since August 1998. From 1996 to 1998, Ms. Doyle was a Vice President and Investment Officer with J & W Seligman & Co. in New York. Prior to 1996, Ms. Doyle was an Equity Research Analyst with Solomon Brothers, Inc. in New York.

 All investment decisions for the Large Cap Growth Fund are made by a commit-tee of investment professionals and no persons are primarily responsible for making recommendations to that committee. U.S. Trust New York provides its in-vestment advisory services to the Large Cap Growth Fund primarily through its Campbell Cowperthwait division.

 For the services provided and expenses assumed pursuant to its Investment Ad-visory Agreements, the Investment Adviser is entitled to be paid a fee, com-puted daily and paid monthly, at the annual rates of: .75% of the average daily net assets of the Blended Equity, Income and Growth and Large Cap Growth Funds; and .60% of the average daily net assets of the Value and Restructuring and Small Cap Funds.

 Prior to May 16, 1997, U.S. Trust New York served as investment adviser to the Blended Equity, Income and Growth, Value and Restructuring and Small Cap Funds pursuant to advisory agreements substantially similar to the Investment Advisory Agreements currently in effect for the Funds. For the fiscal year or period ended March 31, 1998, U.S. Trust received an advisory fee at the effec-tive annual rates of .68%, .67%, .56%, .53% and .60% of the average daily net assets of the Blended Equity, Income and Growth, Value and Restructuring, Small Cap and Large Cap Growth Funds, respectively. For the same period, U.S Trust waived advisory fees at the effective annual rates of .07%, .08%, .04%,
 .07% and .15% of the average daily net assets of the Blended Equity, Income and Growth, Value and Restructuring, Small Cap and Large Cap Growth Funds, re-spectively.

 From time to time, the Investment Adviser may voluntarily waive all or a por-tion of the advisory fees payable to it by a Fund, which waiver may be termi-nated at any time. See "Management of the Funds--Shareholder Organizations" for additional information on fee waivers.

 In executing portfolio transactions for the Funds, the Investment Adviser may use affiliated brokers in accordance with the requirements of the 1940 Act. The Investment Adviser may also take into account the sale of Excelsior Fund's shares in allocating brokerage transactions.

Administrators

 CGFSC, Federated Administrative Services and U.S. Trust Connecticut serve as the Funds' administrators (the "Administrators") and provide them with general administrative and operational assistance. The Administrators also serve as administrators of the other portfolios of Excelsior Fund and of all the port-folios of Excelsior Tax-Exempt Fund and Excelsior Institutional Trust, which are also advised by the Investment Adviser and its affiliates and distributed by the Distributor. For the services provided to all portfolios of Excelsior Fund, Excelsior Tax-Exempt Fund and Excelsior Institutional Trust (except the international portfolios of Excelsior Fund and Excelsior Institutional Trust), the Administrators are entitled jointly to annual fees, computed daily and paid monthly, based on the combined aggregate average daily net assets of the three companies (excluding the international portfolios of Excelsior Fund and Excelsior Institutional Trust) as follows:

             Combined Aggregate Average Daily Net
                            Assets
              of Excelsior Fund, Excelsior Tax-
                  Exempt Fund and Excelsior
              Institutional Trust (excluding the
                        international
               portfolios of Excelsior Fund and    Annual
                Excelsior Institutional Trust)      Fee
             ------------------------------------  ------
            first $200 million.................... .200%
            next $200 million..................... .175%
            over $400 million..................... .150%

 Administration fees payable to the Administrators by each portfolio of Excel-sior Fund, Excelsior Tax-Exempt Fund and Excelsior Institutional Trust are al-located in proportion to their relative average daily net assets at the time of determination. From time to time, the Administrators may voluntarily waive all or a portion of the administration fee payable to them by a Fund, which waivers may be terminated at any time. See "Management of the Funds--Share-holder Organizations" for additional information on fee waivers.

 Prior to May 16, 1997, CGFSC, Federated Administrative Services and U.S. Trust New York served as Excelsior Fund's administrators pursuant to an admin-istration agreement substantially similar to the administration agreement cur-rently in effect for Excelsior Fund. For the fiscal year or period ended March 31, 1998, CGFSC, Federated Administrative Services and U.S. Trust received an aggregate administration fee at the effective annual rates of .153%, .152%,
 .151%, .153% and .153% of the average daily net assets of the Blended Equity, Income and Growth, Value and Restructuring, Small Cap and Large Cap Growth Funds, respectively, and waived administration fees at the effective annual rates of .001% and .002% of the average daily net assets of the Income and Growth and Value and Restructuring Funds, respectively.

Shareholder Organizations

 As described above under "Purchase of Shares," Excelsior Fund has agreements with certain Shareholder Organizations--firms that provide services, which may include acting as record shareholder, to their Customers who beneficially own Shares. As a consideration for these services, a Fund will pay the Shareholder Organization an administrative service fee up to the annual rate of .40% of the average daily net asset value of its Shares held by the Shareholder Orga-nization's Customers. Such services, which are described more fully in the Statement of Additional Information under "Management of the Funds--Share-holder Organizations," may include assisting in processing purchase, exchange and redemption requests; transmitting and receiving funds in connection with Customer orders to purchase, exchange or redeem Shares; and providing periodic statements. It is the responsibility of Shareholder Organizations to advise Customers of any fees that they may charge in connection with a Customer's in-vestment. Until further notice, the Investment Adviser and Administrators have voluntarily agreed to waive fees payable by a Fund in an aggregate amount equal to administrative service fees payable by that Fund.

Banking Laws

 Banking laws and regulations currently prohibit a bank holding company regis-tered under the Federal Bank Holding Company Act of 1956 or any bank or non-bank affiliate thereof from sponsoring, organizing or controlling a regis-tered, open-end investment company continuously engaged in the issuance of its shares, and prohibit banks generally from issuing, underwriting, selling or distributing securities such as Shares of the Funds, but such banking laws and regulations do not prohibit such a holding company or affiliate or banks gen-erally from acting as investment adviser, transfer agent, or custodian to such an investment company, or from purchasing shares of such company for and upon the order of customers. The Investment Adviser, CGFSC and certain Shareholder Organizations may be subject to such banking laws and regulations. State securities laws may differ from the interpretations of Federal law discussed in this paragraph and banks and fi-nancial institutions may be required to register as dealers pursuant to state law.

 Should legislative, judicial, or administrative action prohibit or restrict the activities of the Investment Adviser or other Shareholder Organizations in connection with purchases of Fund Shares, the Investment Adviser and such Shareholder Organizations might be required to alter materially or discontinue the investment services offered by them to Customers. It is not anticipated, however, that any resulting change in the Funds' method of operations would affect their net asset values per Share or result in financial loss to any shareholder.

                         DESCRIPTION OF CAPITAL STOCK

 Excelsior Fund was organized as a Maryland corporation on August 2, 1984. Currently, Excelsior Fund has authorized capital of 35 billion shares of Com-mon Stock, $.001 par value per share, classified into 43 series of shares rep-resenting interests in 18 investment portfolios. This Prospectus describes the Blended Equity, Income and Growth, Small Cap, Value and Restructuring and Large Cap Growth Funds.

 Each Share in a Fund represents an equal proportionate interest in the par-ticular Fund with other shares of the same class, and is entitled to such div-idends and distributions out of the income earned on the assets belonging to such Fund as are declared in the discretion of Excelsior Fund's Board of Di-rectors. Excelsior Fund's Charter authorizes the Board of Directors to clas-sify or reclassify any class of shares into one or more additional classes or series.

 Excelsior Fund's shareholders are entitled to one vote for each full share held and fractional votes for fractional shares held and will vote in the ag-gregate and not by class, except as otherwise expressly required by law.

 Certificates for Shares will not be issued unless expressly requested in writing to CGFSC and will not be issued for fractional Shares.

 As of July 8, 1998, U.S. Trust and its affiliates held of record substan-tially all of Excelsior Fund's outstanding shares as agent or custodian for their customers, but did not own such shares beneficially because they did not have voting or investment discretion with respect to such shares.

                         CUSTODIAN AND TRANSFER AGENT

 The Chase Manhattan Bank ("Chase"), a wholly-owned subsidiary of The Chase Manhattan Corporation, serves as the custodian of the Funds' assets. Communi-cations to the custodian should be directed to Chase, Mutual Funds Service Di-vision, 3 Chase MetroTech Center, 8th Floor, Brooklyn, NY 11245.

 U.S. Trust New York serves as the Funds' transfer and dividend disbursing agent. U.S. Trust New York has also entered into a sub-transfer agency ar-rangement with CGFSC, 73 Tremont Street, Boston, Massachusetts 02108-3913, pursuant to which CGFSC provides certain transfer agent, dividend disbursement and registrar services to the Funds.

                                 EXPENSES

 Except as otherwise noted, the Investment Adviser and the Administrators bear all expenses in connection with the performance of their services. The Funds bear the expenses incurred in their operations. Expenses of the Funds include taxes; interest; fees (including fees paid to Excelsior Fund's Directors and officers who are not affiliated with the Distributor or the Administrators);
SEC fees; state securities qualifi     -
cations fees; costs of preparing and printing prospectuses for regulatory pur-poses and for distribution to shareholders; advisory, administration and ad-ministrative servicing fees; charges of the custodian, transfer agent, and dividend disbursing agent; certain insurance premiums; outside auditing and legal expenses; costs of shareholder reports and shareholder meetings; and any extraordinary expenses. The Funds also pay for brokerage fees and commissions in connection with the purchase of portfolio securities.

                            PERFORMANCE INFORMATION

 From time to time, in advertisements or in reports to shareholders, the per-formance of the Funds may be quoted and compared to that of other mutual funds with similar investment objectives and to stock or other relevant indices or to rankings prepared by independent services or other financial or industry publications that monitor the performance of mutual funds. For example, the performance of a Fund may be compared to data prepared by Lipper Analytical Services, Inc., a widely recognized independent service which monitors the performance of mutual funds. The performance of the Blended Equity, Value and Restructuring, Small Cap and Large Cap Growth Funds also may be compared to the Standard & Poor's 500 Stock Index ("S&P 500"), an unmanaged index of com-mon stocks of 500 companies, most of which are listed on the Exchange, the Consumer Price Index, or the Dow Jones Industrial Average, a recognized unman-aged index of common stocks of 30 industrial companies listed on the Exchange.

 Performance data as reported in national financial publications, including but not limited to Money Magazine, Forbes, Barron's, The Wall Street Journal and The New York Times, or in publications of a local or regional nature, may also be used in comparing the performance of the Funds.

 From time to time, each Fund may advertise its performance by using "average annual total return" over various periods of time. Such total return figure reflects the average percentage change in the value of an investment in a Fund from the beginning date of the measuring period to the end of the measuring period. Average total return figures will be given for the most recent one-year period, and may be given for other periods as well (such as from the com-mencement of a Fund's operations, or on a year-by-year basis). Each Fund may also use aggregate total return figures for various periods, representing the cumulative change in the value of an investment in the Fund for the specific period. Both methods of calculating total return assume that dividends and capital gain distributions made by a Fund during the period are reinvested in Fund Shares.

 Performance will fluctuate and any quotation of performance should not be considered as representative of a Fund's future performance. Shareholders should remember that performance is generally a function of the kind and qual-ity of the instruments held in a portfolio, operating expenses, and market conditions. Any fees charged by Shareholder Organizations with respect to ac-counts of Customers that have invested in Shares will not be included in cal-culations of performance.

                                 MISCELLANEOUS

 Shareholders will receive unaudited semiannual reports describing the Funds' investment operations and annual financial statements audited by the Funds' independent auditors.

 As used in this Prospectus, a "vote of the holders of a majority of the out-standing shares" of Excelsior Fund or a particular Fund means, with respect to the approval of an investment advisory agreement or a change in a fundamental investment policy, the affirmative vote of the lesser of (a) more than 50% of the outstanding shares of Excelsior Fund or such Fund, or (b) 67% or more of the shares of Excelsior Fund or such Fund present at a meeting if more than 50% of the outstanding shares of Excelsior Fund or such Fund are represented at the meeting in person or by proxy.

 Inquiries regarding any of the Funds may be directed to the Distributor at the address listed under "Distributor."

                   INSTRUCTIONS FOR NEW ACCOUNT APPLICATION

Opening Your Account:

                                             For Overnight Delivery: send to:
  Complete the Application and mail to:


  Excelsior Funds                            Excelsior Funds
  c/o Chase Global Funds Services Company    c/o Chase Global Funds Services
  P.O. Box 2798                              Company
  Boston, MA 02208-2798                      73 Tremont Street

                                             Boston, MA 02108-3913

  Please enclose with the Application your check made payable to the "Excel-sior Funds" in the amount of your investment.

  For direct wire purchases please refer to the section of the Prospectus en-titled "How to Purchase and Redeem Shares--Purchase Procedures."

Minimum Investments:

  Except as provided in the Prospectus, the minimum initial investment is $500 per Fund; subsequent investments must be in the minimum amount of $50 per Fund. Investments may be made in excess of these minimums.

Redemptions:

  Shares can be redeemed in any amount and at any time in accordance with pro-cedures described in the Prospectus. In the case of shares recently purchased by check, redemption proceeds will not be made available until the transfer agent is reasonably assured that the check has been collected in accordance with applicable banking regulations.

  Certain legal documents will be required from corporations or other organi-zations, executors and trustees, or if redemption is requested by anyone other than the shareholder of record. Written redemption requests in excess of $50,000 per account must be accompanied by signature guarantees.

Signatures: Please be sure to sign the Application.

  If the shares are registered in the name of:
    - an individual, the individual should sign.
    - joint tenants, both tenants should sign.
    - a custodian for a minor, the custodian should sign.
    - a corporation or other organization, an authorized officer should sign (please indicate corporate office or title).*
    - a trustee or other fiduciary, the fiduciary or fiduciaries should sign (please indicate capacity).*
  * A corporate resolution or appropriate certificate may be required.

Questions:

  If you have any questions regarding the Application or redemption require-ments, please contact the sub- transfer agent at (800) 446-1012 between 9:00 a.m. and 5:00 p.m. (Eastern Time).

           PROSPECTUS                                     AUGUST 1, 1998


                              Blended Equity Fund

                             Income and Growth Fund

                          Value and Restructuring Fund

                                 Small Cap Fund

                           Large Cap Growth Fund


                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
     PROSPECTUS SUMMARY....................................................   2
     EXPENSE SUMMARY.......................................................   3
     FINANCIAL HIGHLIGHTS..................................................   4
     U.S. TRUST'S INVESTMENT PHILOSOPHY AND STRATEGIES.....................   9
     INVESTMENT OBJECTIVES AND POLICIES....................................  10
     PORTFOLIO INSTRUMENTS AND OTHER INVESTMENT INFORMATION................  14
     INVESTMENT LIMITATIONS................................................  18
     PRICING OF SHARES.....................................................  20
     HOW TO PURCHASE AND REDEEM SHARES.....................................  21
     INVESTOR PROGRAMS.....................................................  25
     DIVIDENDS AND DISTRIBUTIONS...........................................  28
     TAXES.................................................................  28
     MANAGEMENT OF THE FUNDS...............................................  30
     DESCRIPTION OF CAPITAL STOCK..........................................  33
     CUSTODIAN AND TRANSFER AGENT..........................................  33
     EXPENSES..............................................................  33
     PERFORMANCE INFORMATION...............................................  34
     MISCELLANEOUS.........................................................  34
     INSTRUCTIONS FOR NEW ACCOUNT APPLICATION..............................  35


 No person has been authorized to give any information or to make any represen-tations not contained in this Prospectus, or in the Funds' Statement of Addi-tional Information incorporated herein by reference, in connection with the of-fering made by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by Excelsior Fund or its Distributor. This Prospectus does not constitute an offering by Excelsior Fund or by its Distributor in any jurisdiction in which such offering may not lawfully be made.

USTEQP898